UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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AMERICAN TOWER CORPORATION
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Dear Stockholder:
April 6, 2020
It is my pleasure to invite you to American Tower Corporation’s 2020 Annual Meeting of Stockholders which will be held on Monday, May 18, 2020 at 11:00 a.m., Eastern Time. In light of recent developments related to the COVID-19 outbreak, and as part of our effort to maintain a safe and healthy environment at our Annual Meeting and to protect the well-being of our stockholders, we have decided to hold the Annual Meeting virtually this year through a live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMT2020. Please follow the instructions in this proxy statement to join the virtual Annual Meeting.
The official notice of meeting; the proxy statement, which describes in detail the matters to be discussed and voted on at the meeting; and the form of proxy are included with this letter.
Your vote is important. You may vote your shares over the internet; by telephone or by mail, if you received a paper copy of the proxy materials by mail and follow the instructions on the proxy card or voting instruction card; or at the virtual meeting. If you vote by proxy prior to the meeting, you may withdraw your proxy and vote at the virtual meeting if you wish to do so. Whether or not you plan to attend the meeting, I urge you to vote as soon as possible so as to be sure that your shares will be represented at the meeting.
On behalf of all of management and your Board of Directors, I thank you for your continued support.
Sincerely,
Thomas A. Bartlett
President and Chief Executive Officer

Letter from the Lead Director
April 6, 2020
Dear Fellow Stockholders,
As Lead Director, I have had the privilege of working closely with a dynamic and diverse group of executives and directors as our Company has steadily grown to new heights and achieved and surpassed significant milestones. When I joined the Board, our tower portfolio consisted of approximately 14,000 communications sites in the U.S., Mexico and Brazil. Today, our Company operates in 19 markets across five continents and has a portfolio of approximately 180,000 communications sites.
Choosing the right leadership for our Company is the Board’s most important responsibility. As part of our established succession and leadership transition plans, the Board recently appointed Tom Bartlett to succeed Jim Taiclet as our President and Chief Executive Officer. Our financial strength is directly attributable to Tom’s leadership as our Chief Financial Officer over the last ten years, with American Tower’s total revenues having grown by more than 375% and enterprise value having expanded to $124 billion from $16 billion, all the while maintaining the Company's investment grade credit rating. Under Tom’s leadership, and with the support of Olivier Puech, Steve Vondran, Amit Sharma, Ed DiSanto and Rod Smith, who have consistently achieved strong Company performance results, I am confident American Tower will reach new milestones and realize continuing success.
Another key role of Directors is overseeing strategy and risk. Our Board regularly engages with the senior leadership team in the implementation of Stand and Deliver, a strategy that seeks to set out the Company as a leader in the industry. Our Directors’ collective skill set and experience in wireless operations, finance, capital markets and risk management, among other vital areas, enable us to provide critical insights to the Company to help maximize stockholder value. While overall strategy, business priorities and long-term risk and growth opportunities are discussed at each Board meeting, once a year, we hold a deep-dive strategic planning session to contribute to, and challenge as appropriate, management’s strategic and financial plan, future goals and objectives. This ongoing dialogue between the Board and the senior leadership team is essential to providing meaningful oversight and guidance.
In 2019, we continued to focus on strong corporate governance practices, including Board refreshment. As part of this focus, we elected one new independent Director to our Board, Bruce Tanner, in September 2019. Bruce brings a wealth of global executive and financial experience as the former Chief Financial Officer of Lockheed Martin. During the year, we also had the opportunity to speak with our stockholders on important topics such as compensation, sustainability, Director succession planning, our leadership structure and governance, and political engagement policies. One of our key priorities remains listening to and considering the views of all of our stakeholders as we make decisions in the Boardroom. We value this input and consider it an important component in our overall governance process.
Our Company is deeply committed to our corporate responsibility program, which impacts our people, communities and environment. Our approach to human capital management and succession planning is to attract and retain the very best talent and empower our approximately 5,500 employees through training and development opportunities. A critical factor in our success is ensuring respect, inclusion and diversity remain at the core of our business culture, which infuses fresh ideas into the business and helps us remain connected to our tenants in a dynamic global market. In 2019, Forbes once again recognized American Tower as one of America’s Best Employers for Diversity. Through our American Tower Foundation, we support ideas that focus on education and technology use to empower students, teachers and communities in need worldwide. In addition, we've invested around $100 million in green energy solutions such as advanced batteries, solar installations and other projects to serve the needs of our tenants in our emerging markets as part of our commitment to reduce fossil fuel usage. To this end, we will continue to enhance our corporate responsibility program and our commitment to diversity and inclusion throughout the business and the communities in which we operate.
On behalf of the Board of Directors, thank you for your continued investment and support. We look forward to our engagement with you and what lies ahead for American Tower in 2020 and beyond.
Sincerely,
Pamela D.A. Reeve
Lead Director

Notice of 2020 Annual Meeting of Stockholders

Date:	Time:	Live Audio Webcast at:	Record Date:
Monday, May 18, 2020	11:00 a.m. Eastern Time	www.virtualshareholdermeeting.com/AMT2020	March 23, 2020
At the Annual Meeting you will be asked to:
Proposal 1	Elect eleven Directors for the ensuing year or until their successors are elected and qualified;
Proposal 2	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;
Proposal 3	Approve, on an advisory basis, our executive compensation;
Proposal 4	Consider a stockholder proposal to require periodic reports on political contributions and expenditures;
Proposal 5	Consider a stockholder proposal regarding the ownership threshold required to call a special meeting; and
Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

HOW YOU MAY VOTE
You may vote if you were a stockholder of record on March 23, 2020 (the record date). To ensure that your shares are represented at the meeting, please vote as soon as possible by one of the following methods:

Over the internet	By Telephone	Mailing your signed proxy form	At the virtual meeting

For more detailed information on voting, please see “How do I cast a vote?” in the “Questions & Answers” section beginning on page 80 of this Proxy Statement.
ATTENDING THE MEETING
In light of recent developments related to the COVID-19 outbreak, and as part of our effort to maintain a safe and healthy environment at our Annual Meeting and to protect the well-being of our stockholders, we have decided to hold the Annual Meeting virtually this year through a live audio webcast.

Via Live Audio Webcast

•You will be able attend the Annual Meeting this year online through live audio webcast at www.virtualshareholdermeeting.com/AMT2020.You may login with your 16-digit control number included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials (if applicable). For more information, please see "How do I attend the Annual Meeting?" in the "Questions & Answers" section beginning on page 80 of this Proxy Statement.
•Annual Meeting will begin at approximately 11:00 a.m. Eastern Time, with login beginning at 10:30 a.m., on Monday, May 18, 2020.
•You will be able to vote and submit live questions during the Annual Meeting at: www.virtualshareholdermeeting.com/AMT2020.

By order of the Board of Directors,
Edmund DiSanto
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary
Boston, Massachusetts
April 6, 2020
American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts 02116
Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible to ensure representation of your shares at the Annual Meeting. You may vote your shares over the internet, by telephone or by mail (as applicable) by following the instructions on the proxy card or voting instruction card.
Materials will be made available on or about April 6, 2020.

Proxy Statement Summary
The following pages provide a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.
Proposals To Be Voted On

Proposal		Board’s Voting Recommendation	Page Reference
Proposal No. 1	Election of Directors	FOR each nominee	63
Proposal No. 2	Approval of Independent Accountant	FOR	71
Proposal No. 3	Advisory Vote on Executive Compensation	FOR	72
Proposal No. 4	Stockholder Proposal to Require Periodic Reports on Political Contributions and Expenditures	AGAINST	74
Proposal No. 5	Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting	AGAINST	77

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
2019 Business Highlights
KEY FINANCIAL RESULTS(1)

•Net income for the year of over $1.9 billion, a 52% increase from the prior year;
•Increased both total property revenue(2) and Adjusted EBITDA(2) by approximately 2% to $7.46 billion and $4.75 billion, respectively;
•Declared an aggregate of nearly $1.7 billion in cash dividends to common stockholders, including the dividend paid in January 2020 to stockholders of record as of December 27, 2019;
•More than $6.0 billion of capital deployed in 2019, with the majority of spending on growth-oriented investments;

•Consolidated AFFO per Share(3) and ROIC(3) were $7.90 and 10.6%, respectively;
•Maintained a strong balance sheet, ending the year with $4.4 billion in liquidity;
•Maintained our investment grade rating;
•Raised nearly $6.2 billion in the debt capital markets; and
•Ended the year within our established long-term financial policy of 3-5x net leverage ratio.

NEW SITE BUILDS	INCREASED CONTRACTUALLY COMMITTED REVENUE BASE BY NEARLY(4)	GREW COMMON STOCK DIVIDEND BY

4,500+ New Sites Added	$14 billion	20%

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program.
(3)Performance metric under the performance-based restricted stock unit (PSU) program.
(4)We entered into a new master lease agreement with one of our tenants in the U.S.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
ASSET EXPANSION IN LEGACY AND NEW MARKETS(1)
We expect our 2019 global portfolio expansion efforts in our legacy and new markets to further extend our ability to generate compelling, long-term, sustainable growth. During the year, we added sites to our portfolio through the construction of more than 4,500 sites pursuant to our new build program and the rest through strategic acquisitions, bringing our total global portfolio up to approximately 180,000 sites. The market distribution of our current communications sites portfolio is provided below:

France
2,500+
communications sites
Germany
2,200+
communications sites
5
Continents
19
Countries
~5,500
Employees
U.S.
~41,000
communications sites
Burkina Faso
~700
communications sites
Niger
~700
communications sites
Mexico(2)
9,700+
communications sites
Ghana
3,800+
communications sites
India(4)
~75,000
communications sites
Costa Rica
600+
communications sites
Nigeria
5,200+
communications sites
Colombia
5,000+
communications sites
Peru
~2,200
communications sites
Brazil(3)
19,000+
communications sites
Kenya
~2,100
communications sites
Paraguay
1,400+
communications sites
Chile
2,600+
communications sites
Uganda
~3,200
communications sites
Argentina(3)
100+
communications sites
South Africa(4)
2,700+
communications sites

(1)Data as of December 31, 2019. Portfolio includes communications sites owned and operated by the Company.
(2)Portfolio also includes urban telecommunications assets, including fiber and fiber-related assets, concrete poles and other infrastructure, which are excluded from the site count.
(3)Portfolio also includes urban telecommunications assets, including fiber and fiber-related assets, and the rights to utilize certain existing utility infrastructure for future telecommunications equipment installation, all of which are excluded from the site count.
(4)Portfolio also includes fiber and fiber-related assets, which are excluded from the site count.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Compensation Philosophy
Under our pay for performance philosophy, 94% of our Chief Executive Officer’s (CEO’s) compensation and 88% of our other executives’ compensation is at-risk. The annual bonus opportunity is tied to Company financial performance (for all executives) and individual performance (for our CEO). The long-term incentive program is more heavily weighted toward achievement of certain financial metrics over a three-year period. Our goal is to reward our executive team for their leadership in meeting key near-term goals and objectives while also positioning the Company to generate sustainable long-term stockholder value.

WE REWARD BASED ON	KEY FEATURES
•Company annual and three-year performance relative to pre-established financial goals;
•Company annual financial performance relative to that of competitor and peer group companies;
•Successful completion of key near-term goals and strategic objectives, while positioning the Company to generate attractive long-term return for stockholders; and
•Other relevant considerations, such as retention of executives with above-average performance and proven leadership ability.

•Equity Awards Weighted Toward Long-Term Performance-Based Metrics;
•Reasonable Retirement and Welfare Benefits and No Pension Arrangements;
•Claw Back Provisions;
•Stock Ownership Guidelines;
•Anti-Insider Trading Policy, including Prohibition on Hedging and Pledging;
•Double-Trigger Equity Vesting and No Tax Gross-Ups in the event of a Change of Control;
•Use of an Independent Compensation Consultant; and
•Annual Risk Assessment of Compensation Programs.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Pay Structure

OVERVIEW
ANNUAL BASE SALARY

American Tower provides a competitive level of compensation to its executive officers to attract and retain highly-qualified executive talent and reward sustained performance over time. The base salary is determined on an annual basis.
ANNUAL PERFORMANCE INCENTIVE PROGRAM

American Tower provides at-risk, variable cash pay opportunity for performance over one year to motivate its executive officers to achieve or exceed annual goals within appropriate risk parameters.
Target annual performance incentive awards for the CEO:	Target annual performance incentive awards for the other NEOs:
tied to achievement of the pre-established Company financial goals	tied to achievement of the pre-established Company financial goals tied to achievement of pre-established individual performance goals
LONG-TERM INCENTIVE (LTI) PLAN

American Tower provides long-term equity-based pay opportunity for sustained operating performance to focus its executives on the creation of long-term stockholder value.
Target grant date award for the CEO:	Target grant date for the other NEOs:
allocated to performance-based restricted stock units (PSUs)	allocated to PSUs
allocated time-based restricted stock units (RSUs)	allocated to RSUs
The number of PSUs earned is based on achievement of pre-established performance goals for a three-year performance period:
70% based on cumulative Consolidated AFFO per Share(1)
30% based on average ROIC(1)
The actual payout is based on performance levels against these goals.

Each RSU grant vests 25% annually over four years, commencing one year from the date of grant. See “Compensation Discussion and Analysis” beginning on page 30.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Corporate Responsibility Highlights
We understand that the way we conduct our business is an integral component of the continued success of our Company. As a result, our commitment to responsible corporate citizenship is woven into all aspects of our global culture. Our five strategic pillars of corporate responsibility—ethics, people, environment, philanthropy and performance—are rooted in our core values.

Ethics
•Conduct our Excellence Through Ethics training for new employees and training for employees regarding our Code of Ethics and Business Conduct Policy (Code of Conduct) and the Foreign Corrupt Practices Act.
•Ensure our tenants, suppliers and vendors comply with the Office of Foreign Assets Control, Bureau of Industry and Standards (BIS) and other applicable sanctions orders.
•Maintain a zero tolerance policy for bribery and corruption.
•Provide employees and other stakeholders the ability to report a violation through our anonymous, confidential, third-party hotline.
•Ensure accountability by investigating violation reports through our Ethics Committee, human resources, legal and other departments.

People
•Senior leadership leads by example and listens to employees through direct engagements, town hall meetings and companywide surveys.
•Foster a culture of diversity and inclusion to ensure that mutual respect and collaboration are at the forefront of our business practices across the globe.
•Invest in employee training and development to ensure that they have the resources they need to grow their skills and achieve their career goals.
•Maintain the highest levels of health and safety standards throughout our markets and provide market and job-specific training programs, certification and internal audit systems.
•Named to the Forbes list of America’s Best Mid-Size Employers and America's Best Employers for Diversity.

Environment
•Our shared infrastructure model helps to minimize the telecommunications industry's impact on the environment, as fewer communications sites need to be built.
•Invest in energy solutions through our capital expenditure program and have measurable goals to reduce fossil fuel consumption and greenhouse gas emissions.
•Deploy advanced battery storage systems and reduce energy usage to provide our tenants a more resilient and efficient platform to meet their power needs.
•Pursue solar energy generation projects and work to develop commercial renewable energy solutions to be applied to communications sites.
•Preserve the environment around our communications sites to protect the local ecosystems, communities and wildlife.

Philanthropy
•Provide employees the opportunity to pursue initiatives that complement their passions through company-sponsored volunteer days and a matching gift program through which the American Tower Foundation matches employees’ charitable donations.
•Issue grants to charitable organizations through the American Tower Foundation which focus on education and use technology to empower students, teachers and communities.
•Offer infrastructure and financial support to vulnerable populations impacted by natural disaster and crisis.
•Provide technology in rural communities in our global markets, such as our Digital Villages in India, Nigeria, Ghana, Uganda and Mexico.

Performance
•Deliver consistent financial performance in order to optimize returns to our stockholders.
•Pursue business models that are either based upon or complementary to our existing real estate business.
•Pursue tower-like returns through new revenue opportunities, while evaluating innovative cost-savings opportunities.
•Ensure the interests of our stakeholders are appropriately represented through leadership roles in industry groups, thoughtful participation in global organizations and representation before governments that are considering regulation or legislation that may impact our business.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Our Director Nominees
You are being asked to vote on the election of eleven Directors. All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 64.

Name and Title	Age	Director Since	Independent	Committee Memberships(2)			Other Public Company Boards
				Audit	Compensation	Nominating
THOMAS A. BARTLETT† President & CEO, American Tower Corporation	61	N/A(1)					Equinix, Inc.
RAYMOND P. DOLAN Chairman and CEO, Cohere Technologies, Inc.	62	2003					None
ROBERT D. HORMATS Managing Director, Tiedemann Advisors	76	2015					None
GUSTAVO LARA CANTU Former CEO, Monsanto Company (Latin American North Division)	70	2004					None
GRACE D. LIEBLEIN Former VP, Global Quality of General Motors	59	2017					Southwest Airlines Co.; Honeywell International Inc.
CRAIG MACNAB Former CEO and Chairman, National Retail Properties, Inc.	64	2014					VICI Properties, Inc.
JOANN A. REED Healthcare consultant and former SVP, Finance and CFO, Medco Health Solutions, Inc.	64	2007					Mallinckrodt plc; Waters Corporation
PAMELA D.A. REEVE* Former President and CEO, Lightbridge, Inc.	70	2002					Frontier Communications Corporation
DAVID E. SHARBUTT Former CEO and Chairman, Alamosa Holdings, Inc.	70	2006					None
BRUCE L. TANNER Former EVP and CFO, Lockheed Martin Corporation	61	2019					Truist Financial Corporation (formerly SunTrust Banks, Inc.)
SAMME L. THOMPSON President, Telit Associates, Inc.	74	2005					Spok Holdings, Inc.

(1)Mr. Bartlett was appointed President and CEO on March 16, 2020 (2)As of December 31, 2019 †Sole Management Director Nominee *Lead Director	Member	Chair	Audit Committee Financial Expert

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Director Nominee Snapshot

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board Diversity
While we do not have a specific diversity policy for our Board of Directors (Board), our Corporate Governance Guidelines provide for selecting Directors who reflect a diverse set of skills, professional and personal backgrounds, perspectives and experiences. We are proud to have Directors who are highly diverse, including with respect to gender, ethnicity and experience.
Our Board consists of individuals with diverse and complementary business, leadership and financial expertise. Many of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provide an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience that provides insight into issues faced by public companies.

91%	45%	36%
10 of our 11 director nominees are independent	5 of our director nominees are gender or ethnically diverse (3 women; 2 ethnic minorities)	4 director nominees have a tenure of 5 years or less
Skills and Qualifications

Leadership/Executive Role	Thought Leadership	Finance/Capital Allocation	Financial Literacy	Human Capital	Wireless Industry

Operational and Management	International	Prior Board and Governance	Government and Public Policy	Real Estate Investment Trust (REIT)	Risk Management

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Key Corporate Governance Best Practices

•Annual Election of All Directors
•All Directors Except One Management Director are Independent
•Independent Lead Director
•Only Independent Directors Serve on Board’s Standing Committees
•Majority Voting for Directors
•Independent Directors Meet Without Management Present
•Annual Review of Board Composition and Succession Planning
•One Vote per Share of Common Stock
•Regular Stockholder Engagement
•Proxy Access (3%, 3 years, 25% of Board)
•Code of Conduct
•Corporate Governance Guidelines
•Disclosure Committee for Financial Reporting
•Stock Ownership Requirements for Directors and Executives

•Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
•Stockholders' Right to Act by Written Consent
•Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
•Claw Back Provisions
•Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
•Annual Enterprise Risk Assessment Review and Approval Policy for Related Party Transactions
•Independent Compensation Consultant
•Annual Review of CEO Performance, Overseen by our independent Lead Director
•Onboarding Program for New Directors
•Continuing Education Programs for Directors
•No Stockholder Rights Plans
•Annual Advisory Vote on Executive Compensation

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Stockholder Outreach and Rights
We believe that regular, transparent stockholder engagement is essential to American Tower's long-term success. In 2019, we continued our practice of engaging with stockholders to understand their perspectives on corporate governance, executive compensation, sustainability and other matters.

We made presentations at financial and industry conferences.	We met with financial and governance analysts and investment firms.	We held in-person meetings with institutional stockholders.	We responded to inquiries from our stockholders.

Our Amended and Restated By-Laws (By-Laws) permit a group of up to 20 stockholders who have owned at least three percent (3%) of American Tower stock continuously for at least three (3) years the ability to submit Director nominees—up to twenty-five percent (25%) of the Board—for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

PROXY ACCESS

Holders of at least 3% of AMT stock held by up to 20 stockholders	Holding the stock continuously for at least 3 years	Can nominate up to 25% of the Board for election at an annual meeting of stockholders

In addition, we provide our stockholders with the right to call a special meeting and act by written consent, the terms of which reflect the mainstream of current market practice.
Related Party Transactions, Director Independence and Code of Conduct
For fiscal year 2019, there were:
•NO related party transactions
•NO transactions that affected our Directors’ independence
•NO violations or waivers of our Code of Conduct with respect to our Directors or executive officers
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Corporate Governance
General
Our Board is committed to strong corporate governance practices and dedicated to ensuring that American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board and its three standing committees—Audit; Compensation; and Nominating and Corporate Governance (Nominating)—meet throughout the year and engage in meaningful discussions with management to ensure that the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
To promote full compliance with all applicable corporate governance standards and remain aligned with best practices, the Board has adopted corporate governance principles and procedures, which it reviews and amends as necessary. We also continuously review guidance and interpretations provided by the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). Furthermore, we engage in meaningful discussions with our stockholders regarding governance issues and potential improvements.
You can access the charters for each of our current committees, our Corporate Governance Guidelines, and By-Laws on the “Investor Relations – Corporate Governance” section of our website, www.americantower.com, and our Code of Conduct in the “Corporate Responsibility – Ethics” section of our website. You may also request such documents to be mailed to you by writing to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations. Each committee charter, our Corporate Governance Guidelines and our Code of Conduct are reviewed annually.
Board of Directors
Our Board is committed to highly effective corporate governance that is responsive to stockholders, ensuring that the Company delivers on its strategic objectives.
BOARD LEADERSHIP STRUCTURE
The Board is led by our independent Lead Director, Pam Reeve, a role she has held since May 2004 when appointed by the independent Directors. All Directors, other than the CEO, are independent and all members of the three standing committees are independent. Following the 2020 Annual Meeting of Stockholders, Pam Reeve will serve as non-executive Chair of the Board, subject to her re-election as a Director.
The Nominating Committee regularly reviews the current Board structure. Consistent with our Corporate Governance Guidelines, the Lead Director performs the following responsibilities to manage the Board effectively while providing independent oversight:
•Assisting executive management on communications with Directors regarding strategic, business, financial and governance matters;
•Communicating with and assigning tasks to the other Board members;
•After obtaining input from the other independent Directors, approving agendas, materials and schedules for upcoming Board meetings and reviewing meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•Together with the Chairman of the Compensation Committee, preparing and conducting the annual performance review of the CEO, based on input from each Director on the CEO’s performance and achievements during the year; and
•Serving as Chairperson of all Board meetings, including the Board’s executive sessions of independent Directors, which are held at least once per quarter.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Other duties include:
•Engaging in consultation and direct communication with major stockholders, including responding to inquiries, as appropriate;
•Assuring that a succession plan is in place for the CEO;
•Meeting with the CEO frequently to discuss strategy and meeting regularly with senior management other than the CEO;
•Serving as liaison for, and facilitating a working relationship between, the independent Directors and the CEO;
•Soliciting direct feedback from independent Directors;
•Calling meetings of the independent Directors at any time, as necessary;
•Leading discussions regarding risk management;
•Participating in the interview process for prospective Directors;
•Ensuring timely and appropriate information flow to the Board; and
•Performing such other duties as the Board may from time to time designate.
SELECTION OF DIRECTORS AND BOARD REFRESHMENT
In order to maintain sustained growth of the Company, it is important we continue to have a Board with the requisite competencies to provide sound stewardship. We are committed to ensuring that our Board is composed of Directors who bring a wealth of leadership experience, diverse viewpoints, knowledge and skills that benefit our Company and stockholders. The Nominating Committee reviews the characteristics, skills, background and experience of the Board as a whole and its individual members on an ongoing basis to assess those traits against the needs identified to benefit the Company, its management and its stockholders.
Our Board consists of Directors with a range of tenure, with our longer-serving Directors providing important institutional knowledge and experience and our newer Directors bringing fresh perspectives to deliberations. The Board, including the Nominating Committee, believes that periodic Board refreshment is necessary to optimize the Board’s effectiveness. In September 2019, the Board appointed Lockheed Martin's former Chief Financial Officer, Bruce Tanner, to complement the composition and skill sets of our Board. As we expand our operations throughout the world, the Nominating Committee continues to strive to maintain a Board with the knowledge and skills necessary to oversee a global company effectively.
Board Succession Planning
The Nominating Committee works with the Lead Director to develop a Board succession plan that effectively promotes the Company’s long-term strategic objectives. The Nominating Committee continuously evaluates the Board’s composition in light of the Company’s strategy and regularly reviews the current tenure of the Board. The Nominating Committee selects Directors who will prove to be strategic assets capable of assessing and addressing risks, trends and opportunities for the Company in the future.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Process for Director Selection/Nomination
On a quarterly basis, the Nominating Committee reviews the size and composition of the Board using a rigorous matrix of identified skills, experience and other criteria relevant to a global, publicly traded company in the mobile telecommunications infrastructure industry. As described in our Corporate Governance Guidelines, the Nominating Committee assesses director candidates based on specific criteria as outlined under the section “Director Skills and Qualifications Criteria” on page 15 below. Although the Nominating Committee does not assign specific numeric weights to these skills in its assessments, any Director candidate is expected to possess substantive knowledge or experience in several of the areas specified in the criteria. In addition, our Board believes it is important to review its effectiveness and that of its standing committees on an annual basis and, accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. The feedback generated from this process assists the Board, and particularly the Nominating Committee, in determining the composition and skill set required for our Board to function effectively and oversee management’s implementation of the Company’s strategic goals and priorities.
In considering candidates for inclusion in the Board’s slate of recommended Director nominees, the Nominating Committee recommends individuals whom it believes can best enhance the success of the business and represent stockholder interests through the exercise of sound judgment in light of the full Board’s experience. The Nominating Committee considers diversity to be a key criterion in searching for new director candidates. To identify and evaluate Director candidates, the Nominating Committee requests recommendations from Board members and others, reviews and discusses biographical information and background material relating to potential candidates and, along with other Board members, interviews selected potential candidates. The Nominating Committee may then choose to present such candidates to the Board for consideration.
Upon selection of a candidate, the individual is interviewed by members of the Board and an analysis is prepared to further assess the suitability of the candidate to address the needs of the Board. If the candidate is selected for recommendation to the Board, a review of his or her independence and potential conflicts is conducted.
As a stockholder, you may recommend to the Nominating Committee an individual for consideration as a potential Director candidate. To do so, please submit the candidate’s name, together with appropriate biographical information and background materials, to: David E. Sharbutt, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. If the biographical and background material provided for a stockholder recommended candidate is appropriate, the Nominating Committee will evaluate the candidate by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Nominating Committee will review each candidate’s qualifications in light of the Board’s needs, given the current mix of Director attributes.
Stockholders proposing Director nominations must comply with the advance notice and specific information requirements in our By-Laws, which include, among other things, the disclosure of hedging, derivative interests and other material interests of the nominating stockholder and Director nominee. In addition, each Director nominee proposed by a stockholder must deliver, promptly following the stockholder meeting at which such nominee is elected or re-elected, a statement that he or she agrees to tender an irrevocable advance resignation in accordance with our Corporate Governance Guidelines.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA
As demonstrated in the Directors’ biographies beginning on page 64 and the “Board Diversity” section in the Proxy Statement Summary on page 9, the Nominating Committee focuses not only on traditional diversity categories such as gender, race and national origin but also diversity in experience and skills. The Nominating Committee actively seeks out qualified women, persons of color and other individuals from minority groups to include in the pool from which new candidates are selected. The Nominating Committee incorporates this broad view of diversity into its nomination process and seeks to maintain a Board that is strong in its collective knowledge and has a diversity of skills, ability, perspectives and experience. The Nominating Committee evaluates each individual Director candidate in the context of the Board as a whole, based on the following criteria:

Director Skills/Qualifications	Relevance to American Tower
PRIOR EXPERIENCE IN A LEADERSHIP/EXECUTIVE ROLE	Directors with leadership experience, especially in an executive role, strongly enhance the Board’s ability to manage risk and oversee operations.
THOUGHT LEADERSHIP	Directors with experience in working with business and policy thought leaders help further our strategic vision to lead wireless connectivity around the globe.
FINANCE/CAPITAL ALLOCATION EXPERIENCE	Directors with finance experience assist in evaluating our financial vision and capital allocation strategy.
FINANCIAL LITERACY	Directors with financial literacy allow effective oversight and understanding of financial reporting, accounting, financing transactions, complex acquisitions and internal controls.
HUMAN CAPITAL EXPERIENCE	Directors with human capital experience are valuable to help attract, motivate and retain top candidates for positions at the Company and implement effective development and succession planning.
WIRELESS INDUSTRY EXPERIENCE	Directors with experience in our industry have the knowledge needed to leverage business relationships, develop new business and provide operational insight.
OPERATIONAL AND MANAGEMENT EXPERIENCE	Individuals who possess managerial and day-to-day operational experience enhance the Board’s ability to understand the development, implementation and assessment of our operations and business strategy.
INTERNATIONAL EXPERIENCE	Given that we operate in 19 countries across five continents, international experience helps with understanding and anticipating opportunities and challenges in a variety of international markets.
PRIOR BOARD AND/OR GOVERNANCE EXPERIENCE	Corporate governance experience supports our goals of having strong Board and management accountability, transparency and protection of stockholder interests.
GOVERNMENT AND PUBLIC POLICY EXPERIENCE	Directors with governmental and public policy experience help us understand and work with governments and regulatory agencies across our global footprint.
REIT EXPERIENCE	Directors from the REIT industry provide the Board insight as to optimizing the execution of effective business strategies within the REIT structure while understanding the qualifications to maintain REIT status and promote the Company’s position with REIT investors.
RISK MANAGEMENT EXPERIENCE	Directors with experience in identifying, managing and mitigating enterprise risks, including strategic, regulatory, operational and financial risks.

BOARD MEETINGS
During fiscal year 2019, our Board held four regular meetings in person and three special meetings by telephone. Each current Director attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served. Mr. Tanner was appointed to the Board in September 2019 and therefore
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
he did not serve on the Board for the entire calendar year. However, Mr. Tanner attended all Board meetings in 2019 after his appointment as Director and he was not a member of any committee at the time that the meetings were held. All of our Directors as of the date of our 2019 Annual Meeting of Stockholders attended the meeting. We encourage, but do not require, our Directors to attend each annual meeting of stockholders.
In determining whether to recommend a Director for re-election, the Nominating Committee also considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board and standing committees.
DIRECTOR ONBOARDING AND CONTINUING EDUCATION
To familiarize new Directors with American Tower’s business, strategies and policies, and to assist new Directors in developing Company and industry knowledge to optimize their service on the Board, we conduct a robust orientation program for new Directors, which includes, among other things, a presentation on our business and wireless infrastructure sector, each of our regional markets, our capital structure, board and committee responsibilities, corporate responsibility (including the American Tower Foundation), legal and risk management, corporate governance guidelines and policies and securities trading and reporting. Because we believe that our Directors should be continually educated regarding corporate governance processes and practices, our business and our industry, we periodically conduct Board education sessions, often using external experts. The Nominating Committee annually reviews that year’s Director training initiatives to determine programs for the upcoming year. Additionally, we encourage each independent Director to attend, annually and at the Company’s expense, at least one board education course offered by either an academic institution or a professional service organization.
DIRECTOR INDEPENDENCE
The NYSE rules effectively create a two-step process for determining whether a Director qualifies as “independent.” First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
As set forth in our Corporate Governance Guidelines, the Board has established guidelines to help it determine whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:
•is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;
•is an executive officer of another company that is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company at which he or she serves as an executive officer;
•is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or
•serves as an executive officer of any charitable organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.
In addition, ownership of a significant amount of our Common Stock, by itself, does not constitute a material relationship.
For relationships not covered by these guidelines, the other independent Directors will determine whether a material relationship exists, based upon the recommendation of the Nominating Committee. No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
The Board has determined that, based on his or her compliance with the Board’s established guidelines, each of American Tower’s non-management Directors has no material relationship with us and is “independent” under Section 303A.02 of the NYSE listing standards. In making its assessment, the Board determined that each of Messrs. Dolan, Hormats, Lara and Tanner and Ms. Reed had no relationship with the Company, other than being a Director or stockholder. With respect to Messrs. Macnab, Sharbutt and Thompson and Mses. Lieblein and Reeve, the Board determined that relationships that existed with the Company were immaterial.
Specifically, the Board considered that each of Messrs. Macnab, Sharbutt and Thompson and Mses. Lieblein and Reeve served or currently serves as a director (or executive officer in the case of Mr. Macnab) of a company that does business with us, as follows: Mr. Macnab served as a director and executive officer of National Retail Properties, Inc. until April 2017; Mr. Sharbutt currently serves as a director of Flat Wireless, LLC; Mr. Thompson currently serves as a director of Spok Holdings, Inc.; Ms. Lieblein currently serves as a director of Southwest Airlines Co. and Honeywell International, Inc.; and Ms. Reeve currently serves as a director and chair of Frontier Communications Corporation. In each case, the Board determined that such service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company, each recuses himself or herself from any deliberations of the Board with respect to the applicable company and, in each case, payments made to or received from each applicable company were less than $1 million or two percent (2%) of both the Company’s or the applicable company’s revenue in fiscal year 2019.
BOARD COMMITTEES
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Only independent Directors serve on the standing committees.

Audit Committee

Members: JoAnn A. Reed (Chair) Grace D. Lieblein Bruce L. Tanner	Key Responsibilities:

•Oversees management’s financial reporting processes.
•Meets with our independent registered public accounting firm, outside the presence of management, to discuss our financial reporting, including internal accounting controls and policies and procedures.
•Approves all fees related to audit and non-audit services provided by the independent public accounting firm.
•Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•Oversees our systems of internal accounting and financial controls.
•Reviews the global internal audit plan, including the annual fraud risk assessment.
•Reviews the annual independent audit of our financial statements.
•Reviews our financial disclosures.
•Reviews and implements our Code of Conduct in conjunction with oversight of the Ethics Committee.
•Oversees the establishment and implementation of “whistle-blowing” procedures.
•Oversees risk, litigation, cybersecurity and other compliance matters.

Meetings in 2019: 8
Each member of the Audit Committee is an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under NYSE rules. In addition, each member is “independent” under the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). No Audit Committee member serves on the audit committee of more than two other public companies.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
The Audit Committee’s meetings in 2019 were designed to facilitate and encourage communication among the members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP. Prior to each earnings release, the Audit Committee met with management and our auditors to review the financial results.

Compensation Committee

Members: Craig Macnab (Chair) Gustavo Lara Cantu Raymond P. Dolan	Key Responsibilities:

•Leads the Board in establishing compensation policies for our executive officers and the Board, including approving employment agreements or arrangements with executive officers.
•Reviews and approves individual and overall corporate goals and objectives related to executive compensation; evaluates executive performance in light of those goals and objectives; and determines executive compensation levels based on this evaluation, including as it relates to our CEO.
•Regularly assesses our compensation plans to determine whether any elements create an inappropriate level of risk.
•Administers our equity incentive plans, approving any proposed amendments or modifications.
•Reviews our compensation programs.
•Oversees our stock ownership guidelines.
•Regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly.
•Reviews Compensation Committee reports and CEO pay ratio for inclusion in appropriate regulatory filings.

Meetings in 2019: 5
For more information on the Compensation Committee’s role and our processes and procedures for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 30.

Nominating and Corporate Governance Committee

Members: David E. Sharbutt (Chair) Robert D. Hormats Pamela D.A. Reeve Samme L. Thompson	Key Responsibilities:

•Identifies and recommends individuals to serve on the Board and its committees.
•Develops and makes recommendations with respect to our Corporate Governance Guidelines, including the appropriate size, composition and responsibilities of the Board and its committees.
•Reviews corporate governance best practices and market trends.
•Reviews and approves or ratifies any related party transactions.
•Reviews any contemplated outside directorships of current Board members.
•Establishes performance criteria for the annual evaluation of the Board and its committees, and oversees the annual self-evaluation by Board members.
•Responds to stockholder requests and inquiries.
•Reviews and recommends Director training initiatives, and reviews Director onboarding program.
•Oversees sustainability reports.
•Advises the Board with respect to Board committee charters, composition and protocol, including the current Board structure.

Meetings in 2019: 4

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
ANNUAL EVALUATION
To identify areas that are effective and areas for improvement, our Board, with oversight by the Nominating Committee, conducts annual evaluations of its performance and that of each of its three standing committees. The Board recognizes that a robust and constructive evaluation process is essential to good governance and effectiveness. The table below summarizes the process followed in 2019. We expect to conduct a similar Board and committee self-evaluation process in 2020.

Identification of Third-Party Consultant: Information Gathering
The Nominating Committee hired an independent consultant to conduct the Director self-evaluation process. The consultant used a variety of evaluation formats, including:
•interviews and discussion sessions with individual Directors, standing committees, the full Board and members of senior management who interact with the Board;
•surveys of each Board member to facilitate an objective, independent assessment of the effectiveness of the Board and applicable committees; and
•meetings of the Board and each committee to assess the Board and committee performance firsthand.
This process was intended to encourage candid feedback from Directors regarding the actions of the Board and the standing committees. Information gathered included Board and committee effectiveness and performance, agenda topics, materials, tenure, skills, leadership and strategy. Board members were also invited to discuss the performance of the Lead Director.

Review and Assessment: Report to Nominating Committee and Board
The independent consultant:
•aggregated the results of its observations, interviews, feedback and surveys regarding Director performance, Board dynamics and effectiveness of the Board and the committees; and
•presented the findings to our Nominating Committee and full Board.
The data identified any themes or issues that had emerged and included suggestions for areas of improvements for each committee and the Board and an action plan for implementation of the changes suggested. The full Board reviewed the results of the consultant’s assessment and each committee reviewed its results.

Action by the Nominating Committee
The Nominating Committee:
•used these results to review and assess the Board’s and each committee’s composition and required skill sets, responsibilities, structure, processes and effectiveness; and
•assessed the responsive actions to be taken to address areas of improvement in the performance of the Board and each of the committees. This included succession planning and an assessment as to the need for specific skills, experience and perspectives which would benefit the Board in the future. The findings were compared against the strategic objectives of the Company and the skills matrix in order to address future needs of the business.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR COMPENSATION
As of December 31, 2019, our standard compensatory arrangement with our non-management Directors included the following:
•annual retainer of $85,000;
•annual payment of $10,000 for each committee on which a Director serves (except that members of the Audit Committee receive $15,000);
•annual payment of $10,000 to the Chairperson of the Nominating Committee and $15,000 to the Chairpersons of the Audit and Compensation Committees; and
•annual payment of $30,000 to the Lead Director of the Board.
On March 11, 2019, based on their performance in the prior year and expected future contributions to the Company, we granted each of the non-management Directors 973 RSUs, which will fully vest and settle in shares of Common Stock on the one-year anniversary of the grant.
In February 2020, based on review of peer group companies and benchmarking analyses, we increased the annual retainer for each non-management Director from $85,000 to $100,000.
The following table provides information regarding the compensation of each non-management Director who served on our Board during the year ended December 31, 2019. Information regarding the compensation of Mr. Taiclet may be found under “Executive Compensation” beginning on page 53.
DIRECTOR COMPENSATION FOR 2019

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Total($) (h)
Raymond P. Dolan	$95,000	$180,161	$275,161
Robert D. Hormats	$95,000	$180,161	$275,161
Gustavo Lara Cantu(3)	$98,741	$180,161	$278,902
Grace D. Lieblein	$100,000	$180,161	$280,161
Craig Macnab	$110,000	$180,161	$290,161
JoAnn A. Reed	$115,000	$180,161	$295,161
Pamela D.A. Reeve	$125,000	$180,161	$305,161
David E. Sharbutt	$105,000	$180,161	$285,161
Bruce L. Tanner (4)	$21,250	—	$21,250
Samme L. Thompson	$102,500	$180,161	$282,661
(1)The amount in column (c) reflects the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2019. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU awards by $185.16, the closing market price of shares of our Common Stock on the grant date, March 11, 2019.
(2)No stock option awards were granted during the fiscal year ended December 31, 2019. As of December 31, 2019, each non-management Director who served on our Board during 2019 held the following shares of Common Stock underlying the RSU awards and outstanding options to purchase Common Stock. As of December 31, 2019, all of the following options were fully vested and exercisable.

Name	Number of Unvested Shares Underlying Restricted Stock Unit Award (#)	Market Value of Unvested Shares Underlying Unvested Restricted Stock Units ($)(i)	RSU Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date
Raymond P. Dolan				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	973	$223,615	3/11/2019
Robert D. Hormats	973	$223,615	3/11/2019	—	—	—
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

Name	Number of Unvested Shares Underlying Restricted Stock Unit Award (#)	Market Value of Unvested Shares Underlying Unvested Restricted Stock Units ($)(i)	RSU Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date
Gustavo Lara Cantu	973	$223,615	3/11/2019	—	—	—
Grace D. Lieblein	973	$223,615	3/11/2019	—	—	—
Craig Macnab	973	$223,615	3/11/2019	—	—	—
JoAnn A. Reed				3,590	$62.00	3/12/2012
				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	973	$223,615	3/11/2019
Pamela D.A. Reeve				3,653	$50.78	3/10/2011
				3,590	$62.00	3/12/2012
				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	973	$223,615	3/11/2019
David E. Sharbutt				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	973	$223,615	3/11/2019
Bruce L. Tanner(ii)	—	—	—	—	—	—
Samme L. Thompson				4,167	$43.11	3/10/2010
				3,653	$50.78	3/10/2011
				3,590	$62.00	3/12/2012
				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	973	$223,615	3/11/2019
(i)The value of the unvested shares of Common Stock underlying the RSU award was calculated by multiplying the number of unvested shares of Common Stock by $229.82, the closing market price of shares of our Common Stock on December 31, 2019.
(ii)Mr. Tanner joined the Board in September 2019.
(3)The fees paid to Mr. Lara include a payment made on his behalf for professional tax preparation services.
(4)Mr. Tanner joined the Board in September 2019.
Risk Oversight
The Board oversees the management of the Company’s risk exposure through the framework outlined below. Our standing committees, which are made up solely of independent Directors, most of whom have extensive experience in providing strategic and advisory guidance and assessments to other public companies, assist the Board in evaluating the specific risks the Company faces in the areas of finance, compensation and governance, as outlined below, as well as our policies for risk management and assessment. At each regularly scheduled Board meeting, each committee’s Chairperson reports on, among other things, any identified risks associated with that committee’s principal areas of focus.
The Board’s role in risk oversight complements our leadership structure, with senior management responsible for assessing, managing and mitigating our risk exposure and the Board and its committees overseeing those efforts. We believe that this is an effective approach to addressing the risks we face and supports our current Board leadership structure. It allows our independent Directors to evaluate our risks and our risk management and assessment policies through fully independent Board committees, with ultimate oversight by the full Board.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

Board of Directors

•Reviews the Company’s most significant risks and ensures that management responds appropriately with risk-informed strategic decisions.
•Monitors risk exposure to ensure that it is in line with the Company’s overall tolerance for, and ability to manage, risk.
•The Lead Director discusses management’s assessment of risks in executive sessions and determines whether further review or action by the full Board or a particular committee would be appropriate.

The Audit Committee	The Compensation Committee	The Nominating Committee

•Has primary responsibility for reviewing financial risk for the Company.
•Considers material litigation instituted against the Company, cybersecurity issues and reviews the resolution of issues raised through our Ethics Committee process.
•Holds, at each regularly scheduled meeting, separate executive sessions to identify and assess audit, accounting, financial reporting, compliance and legal risks, and oversees the methodologies that management implements to address those risks. These executive sessions often include representatives from our independent registered public accounting firm, as well as from our internal audit, finance and legal departments.

•Reviews and balances risk in our compensation practices, programs and policies.
•Regularly assesses, with its independent compensation consultant and management, the Company’s compensation programs to determine if any elements of these plans create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.

•Oversees risks associated with Board and committee composition, including the current Directors’ skill sets and the Company’s anticipated future needs.
•Oversees risks associated with the Company’s corporate governance structure and related party transactions.

MANAGEMENT

•Conducts comprehensive annual enterprise risk assessment to identify the most significant existing and emerging risks to the successful achievement of the Company's strategic and operational goals, along with the procedures and initiatives in place to address those risks.
•Presents results of assessment to the Board for discussion, thereby enabling the Board to successfully oversee the Company's risk management activities.
•Provides quarterly updates to the Board concerning the strategic, operational and emerging risks to the Company's ability to achieve its business goals and initiatives, for each geographic area and functional group, along with updates to the mitigation activities underway to address the risks.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Cybersecurity
Corporate Responsibility at American Tower
In 2019, we published our second standalone sustainability report, which was a comprehensive overview of our key focus areas of environmental, social and governance practices across our markets. Our focus is to promote the highest recognized and accepted standards of environmental performance, social responsibility, corporate governance and ethical behavior across our global operations, while maintaining our strong commitment to supporting the communities in which we operate. Through the operation of the American Tower Foundation, we seek to enhance long-standing relationships with many local organizations in our served markets to improve education and technology opportunities, while also building new relationships with groups interested in using technology to address educational needs.
Our corporate responsibility program consists of five core pillars: ethics, people, environment, philanthropy and performance. We believe in doing business ethically, hiring good people and positioning them for professional success, being respectful of each other, our environment and supporting the communities where we live and work. At the same time, we continue to manage our business to achieve the best possible performance without compromising these corporate responsibility goals. This approach has enabled us to understand how risks and opportunities in innovation and thought leadership, as well as environmental, social and governance matters, can impact our profitability, our future opportunities and, more importantly, our communities. Our commitment to corporate responsibility is unwavering and plays a critical role in our business strategy.
Public Affairs and Policy
We operate in many political and regulatory environments as a global corporation and employer. We believe that participation in the public policy process is in the long-term interest of our company and our stakeholders. Across our global footprint, we maintain oversight and training processes to ensure engagement in policy arenas is done in a legal, ethical and transparent manner. As a matter of policy, we do not make political contributions in support of any party or candidate in any election, whether federal, state or local. Also, under our Code of Conduct, no employee or Director may direct or require a fellow employee or Director to contribute to any political party, cause, organization or candidate.
We ensure the interests of our stakeholders are appropriately represented through leadership roles in industry groups, thoughtful participation in global organizations and representation before governments who are considering regulation or legislation that may impact our business. Memberships in industry groups and certain trade associations enable us to gain insight into core issues faced by the industry as a whole, share expertise and knowledge that contributes to realization of greater efficiency and long-term success, build a consensus among organizations with similar interests and advocate in favor of those interests that support an efficient, healthy and competitive industry and are beneficial to our stakeholders. We monitor the activities of these industry groups and trade associations and the global public affairs committee reviews the costs and benefits of its memberships in such organizations on an annual basis. Further information can be found in the Board's Statement in Opposition on page 75.
Cybersecurity
We are committed to properly addressing the threat of cybersecurity we face in today's global business environment. A dedicated team of technology professionals work throughout the year to monitor all matters of risk relating to cybersecurity. In addition to ensuring that adequate safeguards are in place to minimize the chance of a successful cyber attack, this team has established robust response procedures to effectively address any cyber threat that may occur despite these safeguards. The response procedures are designed to identify, analyze, contain and remediate such cyber incidents in an expeditious manner. Employees are provided with compulsory training that enables them to detect and report malware, ransomware and other malicious software or social engineering attempts that may compromise the Company’s information technology systems. Employees are also required to complete compulsory training on data privacy. As the cyber landscape evolves in our technology
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Executive Succession Planning and Human Capital Management
systems, our innovation initiatives and in the broader context of the internet and expanding connectivity, management continually updates its approach on cybersecurity to safeguard the Company’s sensitive information and assets.
The Board believes that a strong cyber strategy is vital to protect our business, tenants and assets. The Audit Committee oversees the Company’s internal cybersecurity and other information technology risks, controls, strategy and procedures. In addition, the Audit Committee periodically evaluates our cyber strategy to ensure its effectiveness and, if appropriate, includes a review from third-party experts. We maintain a data incident response plan (the Response Plan) to help ensure a timely, consistent and compliant response to actual or attempted data incidents impacting the Company. The Response Plan covers the major phases of the incident response process, including (1) preparation, (2) detection and analysis, (3) containment and investigation, (4) notification, which may include timely notice to our Board if deemed material or appropriate, (5) eradication and recovery and (6) incident closure and post-incident analysis.
Stock Ownership Guidelines
To further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, our Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the CEO is six (6) times his or her annual base salary and for each of the other executive officers is three (3) times his or her annual base salary. The guideline for each non-management Director is five (5) times the annual cash retainer. Each executive officer and non-management Director has five (5) years from the date of hire/appointment to reach his or her ownership target. Additionally, each executive officer is required to retain at least 50% of shares net of tax obligations until he or she meets the ownership requirements.
To determine compliance with these guidelines, we count actual shares, unvested RSUs, in-the-money value of vested options and unvested PSUs (at target). The Compensation Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions at its discretion. As of March 23, 2020, each executive officer and non-management Director was in compliance with the guidelines (except for Mr. Tanner, who joined the Board in September 2019 and as to whom the requirement was not yet applicable), and each exceeded his or her applicable stock ownership requirement.
Executive Succession Planning and Human Capital Management
The Board recognizes that succession planning and human capital management, including diversity and inclusion, are key components of our continued success. Our Board's involvement in leadership development and succession planning is ongoing. Pursuant to our Corporate Governance Guidelines, on an annual basis, the Board, in its executive sessions, considers and reviews succession candidates for the CEO and other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of our current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
On March 16, 2020, pursuant to Mr. Taiclet's transition from his role as President and Chief Executive Officer to executive Chairman, the Board named Mr. Bartlett as President and Chief Executive Officer as part of the executive succession plan. Mr. Bartlett has served as the Company's Executive Vice President and Chief Financial Officer for over ten years. In addition, the Board named Rodney M. Smith to the position of Executive Vice President, Chief Financial Officer and Treasurer. Mr. Smith has been with the Company for more than ten years, including serving as Chief Financial Officer of the Company’s U.S. Tower Division.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Approval of Related Party Transactions
Communications from Stockholders and Other Interested Parties
The Board gives attention to written communications submitted by stockholders and other interested parties and will respond if and as appropriate. The Board has designated the Nominating Committee to consider, and determine responses to, communications from stockholders and other interested parties. If you wish to send communications on any topic to the Board and its non-management Directors, address your communications to: David E. Sharbutt, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the proxy access provisions or the advance notice and related provisions in our By-Laws, as applicable.
Under most circumstances, the Chairperson of the Nominating Committee is, with the assistance of our General Counsel, primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other Directors as he or she considers appropriate. Communications that relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating Committee considers to be important for the Directors to consider will be forwarded to all Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than are communications relating to ordinary business affairs or matters that are personal or otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.
Approval of Related Party Transactions
Our Corporate Governance Guidelines include a policy for the review and approval of all transactions involving the Company and related parties. Under the policy, “related parties” means our executive officers, Directors and stockholders owning more than five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control. The policy does not cover any transaction that is available to employees or Directors generally or any transaction involving less than $120,000.
Under the policy, management must present to the Nominating Committee the proposed terms of any related party transaction that it wishes to enter into, including the value of the proposed transaction. After reviewing the transaction, the Nominating Committee will approve or disapprove it, and management must continue to update the Nominating Committee of any material change to any approved transaction. If management enters into a related party transaction before the Nominating Committee approves it, the Nominating Committee must ratify the transaction or management must make all reasonable efforts to cancel or annul the transaction.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us as of March 23, 2020, regarding shares of Common Stock beneficially owned as of such date by:
•each member of our Board;
•each executive officer named in the Summary Compensation Table, which can be found on page 53 in this Proxy Statement;
•all Directors and executive officers as a group; and
•each person known to beneficially own more than 5% of our outstanding Common Stock.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity had the right to acquire within 60 days of March 23, 2020. Accordingly, the numbers of shares shown below include shares underlying stock options and RSUs that are vested or are expected to vest prior to May 22, 2020, which we collectively refer to below as “presently vested equity.” All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 23, 2020. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
Directors and Named Executive Officers
James D. Taiclet(1)	1,236,242	*
Thomas A. Bartlett(2)	176,385	*
Edmund DiSanto(3)	393,720	*
Raymond P. Dolan(4)	28,236	*
Robert D. Hormats	5,520	*
Gustavo Lara Cantu	10,044	*
Grace D. Lieblein	2,214	*
Craig Macnab	8,388	*
JoAnn A. Reed(5)	66,125	*
Pamela D.A. Reeve(6)	35,479	*
David E. Sharbutt(7)	9,722	*
Amit Sharma(8)	581,993	*
Samme L. Thompson(9)	40,105	*
Steven O. Vondran(10)	75,101	*
All Directors and executive officers as a group (18 persons)(11)	2,878,924	*
Five-Percent Stockholders
The Vanguard Group(12)
100 Vanguard Blvd., Malvern, PA 19355	58,454,147	13.18%
BlackRock, Inc.(13)
55 East 52nd Street, New York, NY 10055	32,118,657	7.24%
*Less than 1%
(1)Includes 401,635 shares of Common Stock beneficially owned by Mr. Taiclet and presently vested equity with respect to an aggregate of 834,607 shares of Common Stock.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Security Ownership of Certain Beneficial Owners and Management
(2)Includes 145,984 shares of Common Stock beneficially owned by Mr. Bartlett and presently vested equity with respect to an aggregate of 30,401 shares of Common Stock.
(3)Includes 142,664 shares of Common Stock beneficially owned by Mr. DiSanto and presently vested equity with respect to an aggregate of 251,056 shares of Common Stock.
(4)Includes 14,972 shares of Common Stock beneficially owned by Mr. Dolan and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.
(5)Includes 49,271 shares of Common Stock beneficially owned by Ms. Reed and presently vested equity with respect to an aggregate of 16,854 shares of Common Stock.
(6)Includes 14,972 shares of Common Stock beneficially owned by Ms. Reeve and presently vested equity with respect to an aggregate of 20,507 shares of Common Stock.
(7)Includes 1,897 shares of Common Stock beneficially owned by Mr. Sharbutt and presently vested equity with respect to an aggregate of 7,825 shares of Common Stock.
(8)Includes 209,410 shares of Common Stock beneficially owned by Mr. Sharma and presently vested equity with respect to an aggregate of 372,583 shares of Common Stock.
(9)Includes 19,598 shares of Common Stock beneficially owned by Mr. Thompson and presently vested equity with respect to an aggregate of 20,507 shares of Common Stock.
(10)Includes 10,817 shares of Common Stock beneficially owned by Mr. Vondran and presently vested equity with respect to an aggregate of 64,284 shares of Common Stock.
(11)Includes presently vested equity with respect to an aggregate of 1,793,555 shares of Common Stock.
(12)Based on a Schedule 13G/A filed on February 11, 2020, The Vanguard Group had sole voting power over 804,113 shares of Common Stock, shared voting power over 218,706 shares of Common Stock, sole dispositive power over 57,598,553 shares of Common Stock, shared dispositive power over 855,594 shares of Common Stock and beneficial ownership of 58,454,147 shares of Common Stock.
(13)Based on a Schedule 13G/A filed on February 5, 2020, BlackRock, Inc. had sole voting power over 28,485,711 shares of Common Stock and sole dispositive power over 32,118,657 shares of Common Stock and beneficial ownership of 32,118,657 shares of Common Stock.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Audit Committee Report
Audit Committee Report
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is also responsible for monitoring and reviewing these processes.
The Audit Committee reviewed the Company’s audited financial statements for fiscal year 2019 (ended December 31, 2019) and discussed with the Company’s management these financial statements, including the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the audited financial statements and the matters required by the applicable requirements of the PCAOB and the SEC. Deloitte & Touche LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte & Touche LLP its independence and has considered whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with, and its review of information provided by, management and Deloitte & Touche LLP, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
By the Audit Committee of the Board of Directors of American Tower Corporation.
AUDIT COMMITTEE
JoAnn A. Reed, Chairperson
Grace D. Lieblein
Bruce L. Tanner

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

CORPORATE GOVERNANCE
Independent Auditor Fees and Other Matters
Independent Auditor Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2019 and 2018 ($ in thousands):

	2019	2018
Audit Fees	$6,800	$6,437
Audit-Related Fees	1,980	2,275
Tax Fees	1,050	1,250
Total Fees	$9,830	$9,962
Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and consultations regarding the accounting, financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.
Audit-Related Fees. These include fees for valuation reviews and audit services performed in connection with our acquisitions, due diligence services and other services performed in connection with our financing activities. In 2019 and 2018, the acquisition-related audit service fees included in the total audit-related fees were $0.9 million and $1.0 million, respectively.
Tax Fees. These include fees for consulting services related to potential acquisitions, tax planning, advice and assistance with international and other tax matters.
Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy requires that we do not engage our independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.
The Audit Committee may and does pre-approve specified types of services, including permissible tax services, that we expect our independent registered public accounting firm to provide during the next 12 months. The Audit Committee may also authorize any Audit Committee member to approve any audit or non-audit services that our independent registered public accounting firm provides. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.
The Audit Committee approved all the services described above in accordance with its pre-approval policies and procedures.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Compensation and Other Information Concerning Directors and Officers
Compensation Discussion and Analysis
In this section we summarize our philosophy and objectives regarding the compensation of our named executive officers (NEOs), including our policies on how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis in conjunction with our compensation tables beginning on page 53 and the report of the Compensation Committee of our Board on page 52 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation Committee.
Our 2019 NEOs

Name	Title

James D. Taiclet (1)	Chairman of the Board, President and Chief Executive Officer
Thomas A. Bartlett (2)	Executive Vice President and Chief Financial Officer
Edmund DiSanto	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Amit Sharma	Executive Vice President and President, Asia
Steven O. Vondran	Executive Vice President and President, U.S. Tower Division

(1)Mr. Taiclet transitioned from his role as Chairman of the Board, President and Chief Executive Officer to executive Chairman on March 16, 2020.
(2)Mr. Bartlett was named President and Chief Executive Officer on March 16, 2020.
For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the year ended December 31, 2019 (Form 10-K).
EXECUTIVE SUMMARY
Our Business
We are one of the largest global REITs and a leading independent owner, operator and developer of multitenant communications real estate. Our primary business is the leasing of space on communications sites to wireless service providers, radio and television broadcast companies, wireless data providers, government agencies and municipalities and tenants in a number of other industries. We also offer tower-related services in the United States, including site acquisition, zoning and permitting and structural analysis, which primarily support our site leasing business, including the addition of new tenants and equipment to our sites.
In 2019, our senior leadership team focused on our Stand and Deliver Strategy:

1	Lead wireless connectivity around the globe	2	Innovate for a mobile future	3	Drive efficiency throughout the industry	4	Grow our assets and capabilities to meet customer needs

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Business Highlights(1)
We achieved strong financial performance and completed significant strategic initiatives in 2019. In addition, the Committee determined that each of our NEOs exceeded the goals and objectives set in early 2019. Compensation determinations were also influenced by our performance against external measures, including direct competitors, peer group companies and survey data.
Our Stand and Deliver strategy outlined above under “Our Business” directly correlates to the financial metrics that measure performance. Leading wireless connectivity is linked to total stockholder return. Innovating for a mobile future is measured by our innovation and expansion initiatives and our sustainability goal to reduce our reliance on fossil fuels and increase usage of renewable energy sources. Driving efficiency is demonstrated by property revenue(2) and Adjusted EBITDA.(2) Finally, growing our assets and capabilities is measured by Consolidated AFFO per Share(3) growth and maintaining an attractive average ROIC.(3) Certain of these financial metrics are then used in the incentive award plan designs for our executives.
Financial Performance (2019 Versus 2018)(1)

PROPERTY REVENUE(2) ($ in billions)	NET INCOME ($ in billions)	ADJUSTED EBITDA(2) ($ in billions)

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A. These results are inclusive of the impacts of the non-recurrence of the Company’s settlement with Tata Teleservices Limited and related entities (Tata).
(2)Performance metric under the annual performance incentive program.
(3)Performance metric under the PSU program.
During 2019, we:
•Increased our portfolio primarily by acquiring approximately 5,800 communications sites in Africa from Eaton Towers Holdings Limited and approximately 2,400 communications sites in Latin America from Entel PCS Telecomunicaciones S.A. and Entel Peru S.A., as well as new builds throughout the year;
•Expanded our global footprint to 19 markets;
•Improved operational performance across our portfolio, exceeding targeted returns and growth on core assets; and
•Increased our financial flexibility and our ability to grow our business while maintaining our long-term financial policies by issuing senior unsecured notes and amending and restating existing credit facilities.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Our Performance Relative to Our Peers
For 2019, our one-, three- and five-year total stockholder returns (TSR) exceeded that of our peer group and the S&P 500. Our ten-year compound annual return of 20% exceeded the S&P 500 and our peer group by 6% and 3%, respectively.
We have generated a total return for our investors, including share price appreciation and the reinvestment of dividends, of more than 500% since 2009, reflecting compound annual growth of about 20% as compared to nearly 14% for the S&P 500 over the same period. This strong long-term TSR performance supports the Committee’s belief that our executive compensation structure rewards the creation of long-term stockholder value.
Stockholder Value Creation and Balance Sheet Strength

Capital Returned to Common Stockholders (dividends and share repurchases)(1)	Dividends (Growth)	Total Compound Annual Stockholder Return (year end 2019)(2)
$1.7B	20%	47.9%	32.1%	20.7%
in 2019	compared to 2018	1-Year	3-Year	5-Year

Available Liquidity	A Leading S&P 500 Company	Compound Annual Consolidated AFFO per Share Growth since 2012(3)
$4.4B	$124.3B	14.5%
As of 12/31/2019	enterprise value as of 12/31/2019
(1)Includes the dividend paid in January 2020 to holders of record of our Common Stock as of the close of business on December 27, 2019.
(2)Includes reinvestment of dividends.
(3)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Investor Outreach
Stockholder engagement is an integral component of our compensation decision-making process, and members of our Board and management routinely interact with our investors. Through these interactions, we receive valuable feedback on our compensation program and corporate governance initiatives.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Stockholder Engagement

1	Scheduled meetings in 2019 with stockholders	We contacted stockholders which in aggregate represented over 67% of common stock outstanding.
2	Regular engagement with stockholders on a broad range of topics
2019 Discussion Topics included
•Performance
•Succession Planning and Board Refreshment
•Diversity and Inclusion
•Environmental, Social and Governance Matters
•Executive Compensation
•Political Contributions Disclosure

3	Report to Board of Directors	Senior management regularly updates each committee on relevant topics highlighting items discussed and feedback received during stockholder outreach campaigns.

4	Response
Examples of the feedback we received from our investors on executive compensation over the last few years, and how that feedback impacted compensation design are detailed below as well as under —Compensation Program Evolution

		WHAT WE HEARD	HOW WE RESPONDED
		Pay for performance	Reduced emphasis on individual performance and decreased payout at the threshold level in annual incentive program. Tied 100% of the annual incentive compensation of all the executive officers (80% for the CEO) to the performance of Company financial goals.
Align compensation to long-term stockholder value
Increased weighting of performance-based equity awards, included two performance metrics (ROIC(1) and Consolidated AFFO per Share(1) growth), incorporated a three-year performance period in our PSU program and eliminated stock options.

		Improve communication and transparency	Focused on enhancing our disclosure, including use of graphics to improve our communications.
		Align executives' interests with stockholders’ interests	Implemented stock ownership guidelines for all executive officers, including increasing the holding requirement for our CEO.

5	Outcomes
Consideration of Most Recent “Say On Pay” Vote
Each year, the Committee considers the outcome of the advisory vote on our executive compensation program. Stockholders continued to show strong support of our executive compensation program, with over 97% of the votes cast for the approval of the “say-on-pay” proposal at our 2019 Annual Meeting of Stockholders. Given stockholder response, we made no significant changes to our executive compensation program in 2019.

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
We regularly review our compensation program to ensure that we remain a leader in executive compensation best practices and continue to incorporate stockholder feedback. We will continue with regular stockholder engagement activities to understand perspectives firsthand.
Proposal 3 (page 72) gives our stockholders the opportunity to cast an advisory vote on our executive compensation program as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote as it did in 2019 and take those results into account when making future determinations concerning the executive compensation program and policies.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Program Evolution
Our short- and long-term incentive compensation programs focus our leadership on key areas that drive the business forward and align to the short- and long-term interests of our stockholders. The Compensation Committee regularly reviews and discusses plan performance and considers many factors when electing to make plan changes for future incentive plans including results, market trends, feedback from their independent compensation consultant, and stockholder feedback. The table below shows the actions we have taken over the last five years to evolve and align the programs with stockholders’ interests and feedback received.

•Annual performance bonus was based on achievement of pre-established Company financial goals (total property revenue and Adjusted EBITDA(1)) (50% of target award) and achievement of pre-established individual goals and objectives (strategic, organizational development and operational) (50% of target award). The payout level at threshold was 75% of target
•Long-term incentive compensation consisted of stock options with four-year vesting period (50% of target award) and time-based RSUs with four-year vesting period (50% of target award)
•Stock ownership guidelines were based on a multiple of base salary for executive officers (five times base salary for the CEO and three times base salary for the executive officers directly reporting to the CEO) and a multiple of the annual cash retainer for non-employee Directors (five times annual retainer)

PRE-2015

•Changed mix of long-term incentive compensation: stock options with four-year vesting period (50% of target award); PSUs with three consecutive one-year performance periods (25% of target award) and time-based RSUs with four-year vesting period (25% of target award)
•The performance metric for PSUs of AFFO per share(1) year-over-year growth rates was introduced

2015

•Increased weighting of annual performance bonus to achievement of pre-established Company financial goals (total property revenue and Adjusted EBITDA(1)) (80% of target award) and achievement of pre-established individual goals and objectives (strategic, organizational development and operational) (20% of target award). The payout level at threshold reduced to 50% of target
•Changed long-term incentive compensation mix to no stock options; PSUs with three-year performance period (60% of target award) and RSUs with four-year vesting period (40% of target award)
•Added another performance metric for PSUs to include ROIC(1) to complement Consolidated AFFO per Share(1)
•Increased stock ownership guidelines to be based six times base salary for the CEO. In addition, executive officers were required to retain at least 50% of shares net of tax obligations until they meet the ownership requirements

2016

•Changed annual performance bonus to be based on achievement of pre-established Company financial goals (total property revenue and Adjusted EBITDA(1)) (100% of target award) for each of the NEOs, other than the CEO. For the CEO, annual performance bonus was changed to be based on achievement of pre-established Company financial goals (80% of target award) and achievement of pre-established individual goals and objectives (20% of target award) as agreed with the Committee
•Changed long-term incentive compensation/succession planning to revise the vesting terms of PSUs to provide for a full payout in the event of a “Qualified Retirement,” subject to certain conditions being met

2018

•Changed allocation of equity awards to be 70% PSUs and 30% RSUs for the CEO while the allocation for the other NEOs remained at 60% PSUs and 40% RSUs
•Changed peer group for 2020 compensation decisions based on Company's significant growth in market capitalization, as well as the increased complexity and scope of our business and size of leadership team

2019

(1) Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Our Compensation Approach in Brief
We strongly adhere to a pay for performance philosophy. We seek to reward our executive officers for their leadership roles in meeting key near-term goals and strategic objectives, while also positioning the Company to generate attractive long-term returns for our stockholders. We expect above-average performance from our executive officers and manage our business in a way that results in each executive having a substantially broader scope of responsibilities than is typically found in the market. In fact, we manage our business with a smaller senior management team than is typically found in companies of our size, industry and complexity. Our objective is to recruit and retain the caliber of executive officers necessary to deliver sustained and attractive total returns to our stockholders, while managing comparatively greater individual responsibilities.
We place great emphasis on equity awards in our overall compensation, and our annual performance incentive awards are performance-driven and based on achievement of Company goals and objectives established at the beginning of the year, as well as individual performance goals for the CEO. Equity awards focus on longer-term operating and stock performance objectives, stockholder value appreciation and retention.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Summary of Executive Compensation Program
The following is a summary of the components of our 2019 compensation program and how they helped us achieve our compensation objectives. The Company targets annual base salary, target annual performance incentive and long-term incentive opportunities at approximately the 50th percentile of the market.

ANNUAL BASE SALARY	ANNUAL PERFORMANCE INCENTIVE PROGRAM	LONG-TERM INCENTIVE PLAN

•Provides competitive level of compensation to attract and retain highly-qualified executive talent
•Rewards sustained performance over time and is intended to provide a degree of financial stability to the executive

•Provides at-risk, variable cash pay opportunity for performance over one year
•Annual incentive targets are designed to motivate our executives to achieve or exceed annual goals within appropriate risk parameters

•Provides at-risk, variable, equity-based pay opportunity for sustained operating performance measured over three years
•Long-term retention tool that provides both time-based and performance-based restricted stock units
•Focuses executives on the creation of long-term stockholder value

Executive Pay Mix for 2019
As illustrated in the charts below, the vast majority of the targeted mix of compensation for our CEO and other NEOs for 2019 consisted of at-risk pay elements (i.e., all compensation other than base salary). This mix directly ties executive pay to Company performance, including financial results, strategic initiatives and stock performance. In addition, the Committee believes that a significant percentage of each executive’s target compensation package should consist of equity-based compensation, as this weighting serves to properly align with our compensation philosophy of appropriately balancing risk and motivating our executive officers to achieve Company performance objectives in the short term and to grow the business to create value for our stockholders in the long term.

CHIEF EXECUTIVE OFFICER TARGET COMPENSATION	AVERAGE OF OTHER NEOs TARGET COMPENSATION

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Governance and Best Practices
We supplement our pay for performance program with a number of compensation policies intended to align the interests of management with those of our stockholders.

✓ AT AMERICAN TOWER WE…	✗ AT AMERICAN TOWER WE DO NOT…

Tie a high ratio of our executives’ pay to performance.
As described above, 94% and 88% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation.
Weight incentives toward quantitative metrics.
Our annual performance incentive program is based solely on quantitative metrics relating to pre-established Company financial goals for all our executive officers except the CEO, for whom the program is also heavily weighted in favor of quantitative metrics (80%).
Require significant stock ownership.
We maintain aggressive guidelines to reinforce the importance of stock ownership. This is intended to align the interests of our executive officers and Directors with those of our stockholders and to focus our senior management team on our long-term success.
Subject incentive compensation to claw back provisions.
The terms of our annual performance incentive awards and long-term, equity-based awards allow American Tower in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized upon disposition of such shares.
Provide a consistent level of severance.
We maintain a competitive and responsible severance program to provide a consistent approach to executive severance and to provide eligible employees with certainty and security. Under this program, severance benefits are available only upon a “Qualifying Termination.”
Use an independent compensation consultant.
The Committee has engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. Meridian has no other ties to American Tower or its management and meets stringent selection criteria.
Engage directly with our stockholders.
We maintain direct and open communication with our stockholders throughout the year, conduct active stockholder engagement initiatives and respond to all inquiries in a timely manner.
Use multiple performance metrics.
We use multiple performance metrics in our short- and long-term incentive programs to discourage unnecessary short-term risk taking.

Permit hedging or pledging of American Tower securities.
Our Anti-Insider Trading Policy and Code of Conduct prohibit short sales and hedging transactions, as well as pledging of our securities, by all of our employees and Directors. In addition, our policies impose limits as to when and how our employees, including our executive officers and Directors, can engage in transactions in our securities.
Encourage excessive or inappropriate risk-taking through our compensation program.
The Committee, together with its independent compensation consultant and management, conducts an annual risk review of American Tower’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and reviews management’s mitigation activities with respect to any significant potential risks.
Provide golden parachute tax gross-ups.
We do not provide excise tax gross-ups to our NEOs.
Reprice stock options or repurchase underwater stock options.
Our equity incentive plan prohibits, without stockholder approval, (i) the amendment of any outstanding stock option to reduce its exercise price or replace it with a new award exercisable for our Common Stock at a lower exercise price; and (ii) the purchase of an underwater stock option for cash.
Provide excessive perquisites.
We do not provide excessive perquisites to our executive officers, nor do we offer them any deferred compensation plans, supplemental executive retirement plans or loans of any kind.

Provide single trigger acceleration of equity.
Our severance program provides acceleration of equity only upon a “double trigger,” meaning that executives are only entitled to acceleration in the event of a “Qualifying Termination” within 14 days before, or two years following a “Change of Control.”
Provide uncapped incentive awards.
Our annual incentive awards cannot exceed 200% of the bonus target.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
PHILOSOPHY
Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our program is designed to:
•attract and retain top talent;
•motivate and engage our executive officers; and
•drive sustainable, long-term growth and stockholder value consistent with our values, vision and growth strategy.
Peer Group Review. The Committee believes it is important to understand the relevant market for executive talent to ensure that the executive compensation program supports the attraction and retention of highly qualified leaders. The Committee assesses market conditions annually through a review of peer group compensation data compiled by the Committee’s independent compensation consultant. Due to the unique nature of our business, including its global scope and growth, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, which include the following:
•The scope of our business spans two major sectors—wireless communications and real estate—as a result there are very few companies directly comparable to us;
•We have large international operations located in a number of distinctive markets;
•We manage our business with a smaller senior management team than is typically found in the technology, wireless communications or real estate industries; and
•We operate and are classified as an infrastructure REIT and are one of very few global technology REITs.
There were no changes to our peer group in 2019 versus 2018. Our peer group consists of companies in the wireless communications site leasing industry, other REITs, companies with comparable revenues, firms with similar business models and companies from which we would consider recruiting talent. The Committee believes this grouping provides a meaningful perspective of current pay practices and levels as well as overall compensation trends. The peer group used for developing 2019 pay decisions consisted of the following companies:

Peer Group for 2019 Compensation Decisions
•Adobe Systems Incorporated
•Alliance Data Systems Corporation
•Broadcom Inc.
•Boston Properties, Inc.
•Crown Castle International Corp.
•Equinix, Inc.
•Fidelity National Financial
•Harris Corporation
•Intuit Inc.
•Juniper Networks, Inc
•MasterCard Incorporated •Motorola Solutions, Inc. •Public Storage •Rockwell Collins, Inc. •Salesforce.com, Inc. •Simon Property Group, Inc. •Ventas, Inc •Vornado Realty Trust •Welltower Inc

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

AMERICAN TOWER POSITIONING RELATIVE TO ITS PEER GROUP(1)

(1)Reflects amounts for fiscal year ended as of December 31, 2019.
Source: S&P Capital IQ
While our total revenues are substantially similar to the peer group median, our market capitalization is significantly higher, which is attributable to the sustained growth of the business that creates value for our stockholders in the long term.
For 2020, we have taken further steps to refine the peer group based on this significant growth in market capitalization, as well as the increased complexity and scope of our business and size of the leadership team. The table below reflects the changes to the peer group to be used in establishing pay recommendations for fiscal year 2020 as a result of inclusion of additional financial and other metrics: average quarterly market capitalization, three-year average Adjusted EBITDA Margin(1), revenue, industry and assets.
(1) Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Benchmarking Analyses. In addition to data from our peer group, the Committee reviews third-party industry survey data as a general indicator of relevant market conditions and pay practices. The Committee reviews market data at the 25th, 50th and 75th percentiles from a custom peer group, REIT subgroup, and the S&P 250. This data serves as a broader reference point for determining what types and amounts of compensation are appropriate. In determining the appropriate compensation packages necessary to recruit and retain valuable senior executives, the Committee also considers market conditions, relative experience levels, relative executive tenure, special capabilities and global complexity to be significant factors. The Committee generally targets total compensation in a competitive range around the 50th percentile of the market.
Small Management Team. Base salaries are set in recognition of (i) an efficient management structure, where there are few executive officers, each of whom has significant tenure at the Company and experience in a highly specialized and varied business, and (ii) continued attraction and retention of this executive talent. Despite the significant growth in the size of the Company, the size of the senior management team provides a competitive advantage and promotes greater efficiency across the business.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee reviews the CEO’s assessment of each executive and his contribution to the Company’s financial performance (outlined in “Financial Goals and Performance” below). In addition, the Committee considers the executive’s potential for continued contribution to the Company’s long-term success. For the CEO, the Committee reviews his performance and contribution to the Company’s financial performance and evaluates whether he met his pre-established individual performance goals (outlined in “Review of 2019 CEO Performance” below).
Actual compensation paid to each executive officer may be above or below target pay positioning based solely on actual Company performance, other than for the CEO, for whom actual compensation will be based on Company financial performance (80%) and individual performance (20%). Other factors which affect actual compensation include retention risk, future potential at the Company and internal equity considerations.
Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward annual performance, while equity awards incentivize our NEOs to continue to deliver sustained results over a longer period of time and also serve as a retention tool. The Committee believes that a substantial portion of our NEOs’ compensation should be “at-risk,” that is, dependent on our operating and stock-price performance.
Significance of Overall Company Results. The Committee’s evaluation of our NEOs places emphasis on their contributions to overall Company performance, rather than on their individual business or function. The Committee believes that the NEOs share responsibility for supporting the goals and performance of the Company as a whole.
Compensation Determinations for 2019
Below we discuss the Committee’s key compensation decisions for 2019, which were made based on our compensation philosophy and with advice from the Committee’s compensation consultant (see “Other Compensation and Governance Practices and Policies—Role of the Compensation Consultant”). In evaluating Company performance, the Committee considered our overall financial results, as well as peer group and benchmarking analyses. For fiscal year 2019, based on our assessment of all the market data in light of our executive talent, the Committee has concluded that our NEOs in the aggregate are competitively positioned on a target total compensation basis.
The Committee works with its compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing the peer group and conducting a competitive market benchmark analysis.
BASE SALARY
The Committee heavily weighs the size of the senior management team relative to the size of the Company. We believe that operating with a small senior management team enables us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach and greater collaboration among our executive officers. As a result, annual base salaries for our NEOs are, and must remain, competitive. Our NEOs have consistently achieved strong Company performance results by working closely as a team. Given this team orientation and collaborative environment, and after considering tenure in their current positions, the salaries reflect historical key contributions and expectations of significant continued contributions to the Company’s long-term success.
Based on review of competitive market data and internal pay equity considerations, the Committee decided to increase the base salaries by the standard market merit increase of 3% for our NEOs other than our CEO. Mr. Taiclet’s base salary has not increased since 2011.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
BASE SALARIES (2018 AND 2019)

Name	2018 Base Salary	2019 Base Salary	Percent Change
James D. Taiclet	$1,100,000	$1,100,000	0%
Thomas A. Bartlett	$766,500	$789,495	3%
Edmund DiSanto	$613,200	$631,596	3%
Amit Sharma	$615,038	$633,489	3%
Steven O. Vondran(1)	—	$592,250	N/A
(1)Mr. Vondran first qualified to be a NEO in the 2019 fiscal year and, accordingly, compensation information in prior years is not provided.
ANNUAL PERFORMANCE INCENTIVE AWARDS
At the beginning of each year, the CEO works with the Committee to set his individual goals, objectives and performance metrics for the year, as well as Company financial goals. As part of this process:
•The CEO reviews with the Board and Committee how short-term annual performance targets align with and support the strategic priorities and direction of the Company.
•Company financial goals, as well as the CEO’s individual goals, are reviewed by the Committee. As described above in the Executive Summary, 100% of each of our executive officer’s annual bonus opportunity is based on the Company’s achievement of pre-established financial goals, except for the CEO, who has 80% of his goals tied to achievement of such Company financial goals, and 20% tied to achievement of identified individual goals set at the beginning of the year. Individual performance goals are measured based on metrics unique to the CEO’s role and scope of responsibilities and are reviewed and approved by the Committee. The CEO’s individual performance goals are discussed below under “Review of 2019 CEO Performance.”
The annual incentive plan design for our executives demonstrates our commitment to rigor and objectivity in establishing and meeting our compensation goals. Upon review of peer group practices, the Committee noted that the Company’s threshold performance for revenue and Adjusted EBITDA(1) were more challenging than its peers, and that the Company’s revenue and Adjusted EBITDA(1) goals to earn a maximum payout were more stringent than the Company’s peers, further demonstrating that the Company sets rigorous financial goals for its incentive plans.
The target award opportunities (as a percentage of base salary) are also established at the beginning of the year, based on the market competitive benchmarking analyses. The Committee determines actual incentive payouts after assessing Company performance for all NEOs, as well as individual performance for the CEO, relative to pre-established goals and then comparing performance achieved during the current year versus prior years.
(1) Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
FINANCIAL GOALS AND PERFORMANCE
We use the Stand and Deliver strategic priorities as outlined above under “Our Business” to measure the success of the Company, and these priorities are directly linked to the metrics used by the Company to measure financial performance. Two specific Company financial goals are used to determine the executives’ annual incentive awards: Total property revenue(1) and Adjusted EBITDA.(2) We use these quantitative goals as we believe that making Company financial performance a shared objective encourages alignment and teamwork.

ANNUAL INCENTIVE AWARD METRICS AND WEIGHTINGS
CEO	Other NEOs

PAYOUTS BASED ON PERFORMANCE LEVELS

(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

WHY THESE PERFORMANCE MEASURES?

We use total property revenue and Adjusted EBITDA(1) as the two quantitative goals in our annual executive incentive program. We believe these performance metrics are among the most important for our stockholders and therefore enhance the alignment of annual bonuses with stockholder interests, as these goals are used to measure management’s ability to grow our business profitably while also increasing cash generation and controlling costs. Both metrics are reported in our quarterly results and guidance to the market.

We use the initial Company budget that is set at the beginning of the fiscal year to set Company goals for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1). Pass-through revenue is primarily based on ground rent and/or power and fuel expense tenant reimbursements. As a result, our total property revenue including pass-through revenue in any given period may fluctuate in a way that is not necessarily representative of the Company’s real estate business or the underlying trends in that business.
Consequently, we adjust total property revenue to exclude pass-through revenue from the goal setting process. We further adjust the financial goals for fluctuations in foreign currency exchange rates and material acquisitions that close during the year.
In addition, we incorporate the prior year’s actual results in our annual goal setting process to (i) ensure that the new performance targets are rigorous but achievable and (ii) challenge the executive team to perform at consistently higher levels during each subsequent year. Accordingly, after adjusting for the impact of certain non-recurring one-time items related to the Company's settlement with Tata and related entities in 2018 and carrier consolidation-driven churn in India, the 2019 target levels for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1) increased by approximately 6% and 8%, respectively, from the 2018 financial results, evidencing rigorous goals that cannot be achieved without superior performance.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
The following table sets forth the targets, as adjusted, for each goal, as well as the performance achieved.
2019 COMPANY FINANCIAL GOALS ($ IN BILLIONS)

Goal	Target(1)	Actual(2)	Performance
Total Property Revenue(3)	$6.223	$6.471	Exceeded
Adjusted EBITDA(4)	$4.529	$4.745	Exceeded
(1)Target adjusted to reflect fluctuations in foreign currency exchange rates and material acquisitions that have closed during 2019.
(2)On February 25, 2020, we issued a press release reporting our actual results for 2019.
(3)2019 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(4)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
As indicated in the table above, the Company exceeded each of its financial goals, and the achievement percentage reflects a payout slope for each 1% above the adjusted target for each financial goal. The calculation for the weighted achievement for these combined financial goals is outlined in the tables below.
2019 FINANCIAL GOALS FOR THE NEOs (EXCLUDING THE CEO)

	Weighting	Achievement	Weighted Achievement
Total Property Revenue(1)	40%	166%	174%
Adjusted EBITDA(2)	60%	179%
(1)2019 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
2019 FINANCIAL GOALS FOR THE CEO

	Weighting	Achievement	Weighted Achievement
Total Property Revenue(1)	30%	166%	140%
Adjusted EBITDA(2)	50%	179%
(1)2019 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
2019 INDIVIDUAL PERFORMANCE GOALS FOR THE CEO
In addition, the Committee determined that the CEO exceeded his individual goals for 2019, as described in more detail below under “Review of 2019 CEO Performance.” In making these determinations, the Committee reflected on the strategic vision and leadership of the CEO and the performance of goals in a complex domestic and international space. The following table sets forth the weighted achievement of individual goals for the CEO.

	Weighting	Achievement	Weighted Achievement
James D. Taiclet	20%	200%	40%

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
The following table sets forth the target award opportunities and actual incentives paid to our NEOs for the fiscal year 2019 and compares them to the target awards and actual incentive payments for the prior fiscal year. The Committee did not exercise any discretion in setting final bonus payout amounts.
BONUS TARGETS AND PAYOUTS (2018 AND 2019)

	Target Annual Incentive Award			Actual Annual Incentive Awards
Name	Year	Target Bonus (%)(1)	Amount ($)	% Achievement of Target Bonus	Amount ($)	Percentage Change
James D. Taiclet	2018	130%	$1,430,000	152%	$2,173,600
	2019	150%	$1,650,000	180%	$2,961,750	36%
Thomas A. Bartlett	2018	95%	$728,175	140%	$1,019,445
	2019	100%	$789,495	174%	$1,374,511	35%
Edmund DiSanto	2018	95%	$582,540	140%	$815,556
	2019	100%	$631,596	174%	$1,099,609	35%
Amit Sharma	2018	95%	$584,286	140%	$818,001
	2019	100%	$633,489	174%	$1,102,905	35%
Steven O. Vondran(2)	2018	—	—	—	—
	2019	100%	$592,250	174%	$1,031,107	N/A
(1)As a percentage of base salary.
(2)Mr. Vondran first qualified to be a NEO in the 2019 fiscal year and, accordingly, compensation information in prior years is not provided.
EQUITY-BASED INCENTIVE AWARDS FOR 2019
Our Approach for 2019
While our management team drives short-term advancements such as cost reduction efforts and process improvements, our long-term lease arrangements with our tenants and additions to our real estate portfolio enable us to generate relatively predictable long-term growth. As a result, the management decisions that have the greatest long-term impact on the Company typically relate to matters such as capital allocation, mergers and acquisitions, long-term contract negotiations with major tenants, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances. Such decisions can sometimes have a negative short-term impact on our performance and/or stock price, but result in greater long-term value.
For these reasons, a substantial majority of our targeted compensation is in the form of long-term incentives. We believe that granting our executive officers meaningful levels of equity-based awards provides them with a greater incentive to focus on long-term results, which ultimately contributes most significantly to stockholder value by enabling us to retain highly experienced executives and sustain long-term Company performance.
Our practice has been to award equity-based incentives in amounts that vary based on the executive’s scope of responsibility, the experience the executive brings to the role, the expected contributions of the executive officer and the executive officer’s operating unit within the Company.
For each of our NEOs, the Committee determined the appropriate allocations based on overall Company performance, the anticipated level of the executive officer’s future contribution, the increasingly more challenging annual business plan as prior year’s objectives are achieved, the experience needed, and the size of equity-based awards to individuals with comparable positions or roles in the competitive market. All equity grants to our executive officers were awarded at the same time as our annual employee grant on March 11, 2019.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
The following table sets forth the value of equity awards granted to Messrs. Taiclet, Bartlett, DiSanto, Sharma and Vondran. The Committee determined it was appropriate to increase the 2019 award values among the NEOs, taking into account the size of the equity grants in 2018, market data, and the team’s collaborative effort to achieve the Company’s high-performance results. Mr. Vondran's equity award was based on his prior role as Senior Vice President, General Counsel for our U.S. Tower Division, and his contributions and achievements relating to that position. For 2019, the targeted grant date award value for each executive officer, other than the CEO, was allocated 60% to PSUs and 40% to RSUs. Mr. Taiclet's award value was allocated 70% to PSUs and 30% to RSUs. We determined the number of shares subject to each of our awards using the closing price of our Common Stock on the date of grant.
EQUITY-BASED AWARD VALUES (2018 AND 2019)

Name	2018 Equity Value	2019 Equity Value	Percent Change (2019 over 2018)
James D. Taiclet	$11,000,000	$14,000,000	27%
Thomas A. Bartlett	$4,300,000	$4,750,000	10%
Edmund DiSanto	$4,050,000	$4,500,000	11%
Amit Sharma	$3,800,000	$4,250,000	12%
Steven O. Vondran(1)	—	$2,800,000	N/A
(1)Mr. Vondran first qualified to be a NEO in the 2019 fiscal year and, accordingly, compensation information in prior years is not provided.
Each RSU grant vests 25% annually over four years, commencing one year from the date of grant.
Each PSU grant is based on a three-year performance period, with the performance goals set at the beginning of the performance period. The performance goals for the outstanding PSU awards are cumulative Consolidated AFFO per Share(1) and average ROIC(1), which are used by management and investors as key indicators of the Company’s financial performance. As outlined below, the actual number of vested PSUs is based on the performance levels against these target goals as determined by the Committee at the end of the performance period.

PSU AWARD METRICS AND WEIGHTINGS

VESTING AMOUNTS BASED ON PERFORMANCE LEVELS

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

WHY THESE PERFORMANCE MEASURES?

We believe that Consolidated AFFO per Share(1) and ROIC(1) are the two performance measures that most closely align with stockholder interests over a multi-year period. Consolidated AFFO(1) is widely used in the telecommunications real estate sector to adjust Nareit FFO (common stockholders) for items that may otherwise cause material fluctuations in Nareit FFO (common stockholders) growth from period to period that would not be representative of the underlying performance of property assets in those periods. Utilizing the per Share Consolidated AFFO metric for compensation purposes reinforces management's discipline around utilizing the stock as a funding mechanism for growth only when it is strategically warranted and accretive over the long term for existing stockholders. We also include a ROIC(1) target as a key performance measure as it helps to ensure that management is focused on growing the business in a manner that enhances its overall return profile. We believe that focusing on growth opportunities that combine long-term Consolidated AFFO per Share(1) accretion with maintaining desired ROIC(1) levels will continue to benefit stockholders.

As of December 31, 2019, the NEOs had up to three PSU awards outstanding and unvested, granted in March 2017, 2018 and 2019.
For the PSU award granted in March 2017 (2017 PSU Award), the target set by the Committee for cumulative performance was measured against the achievement of established cumulative Consolidated AFFO per Share(1) and average ROIC(1) targets for the three-year performance period of $20.32 and 9.7%, respectively. In February 2020, the Committee determined that the Company outperformed the Consolidated AFFO per Share(1) and average ROIC(1) by 175% and 200%, respectively. Accordingly, the following table sets forth the 2017 PSU Awards for each eligible NEO at the 183% payout performance level, before dividend equivalents and the shares withheld by the Company to cover any taxes due.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

Name	2017 PSU Award Granted	% of Target 2017 PSU Award Earned	Total Number of PSU Shares Vested
James D. Taiclet	52,827	183%	96,674
Thomas A. Bartlett	21,131	183%	38,670
Edmund DiSanto	19,810	183%	36,253
Amit Sharma	18,490	183%	33,837
Steven O. Vondran(1)	—	—	—
(1)Mr. Vondran did not become an executive officer until August 2018, and therefore, was not eligible to receive the 2017 PSU Award.
Information on acceleration of equity awards upon certain triggering events is described in “Employment and Severance Arrangements” below.
REVIEW OF 2019 CEO PERFORMANCE
The CEO first provides the Lead Director and Chairperson of the Committee with a report on his own performance as compared to his established goals and objectives. The Lead Director then prepares a written evaluation that includes extensive input from individuals familiar with the CEO’s performance and achievements, including interviews with other Directors and those who report directly to the CEO. The Committee reviews this written evaluation in executive session, while also considering additional factors, including prior years’ compensation trends, prior years’ Company performance and the relative level of rigor and complexity of the CEO’s tasks resulting from circumstances of domestic and international markets.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
The Committee assessed the CEO’s individual achievements during the year against the following four pillars of the Company’s Stand and Deliver strategy:

PILLAR	METRICS MEASURED BY COMMITTEE	CEO PERFORMANCE ACHIEVEMENTS

Lead wireless connectivity around the globe	•Advance the Company's position as a global leader in the industry •Expand business relationships with tenants	✓	The Company's market capitalization crossed the $100 billion threshold and its one-, three- and five-year TSR exceeded the S&P 500
		✓	Enhanced relationships with key tenants to drive business initiatives
		✓	Elevated the Company’s stature with key government contacts in the U.S. and abroad, including through co-chairing the Department of Commerce's U.S.-India CEO Forum

Innovate for a mobile future

•Explore broader opportunities to elevate and extend the Company's growth in shared communications infrastructure
•Participate in development/testing of new technologies and energy alternatives
•Support of regional innovation team pilots/projects
		✓	Advocated indoor solutions through industry associations and advanced edge compute solutions to other leading innovative companies
		✓	Reduced emerging markets’ generator run time below 12% of total operating hours
		✓	Launched novel pilot innovation projects and pursued new tenant opportunities to use existing and new architecture

Drive efficiency throughout the industry	•Meet targeted profitability and cost savings goals •Develop and apply intellectual and organizational capital to maximize performance of asset base	✓
Oversaw efficiency initiatives to maximize financial performance of our asset base as evidenced by exceeding targets for Adjusted EBITDA(1), Selling, General, Administrative and Development Expense and Total Cash Revenue

Grow our assets and capabilities to meet customer needs	•Pursue attractive acquisitions in existing and select new markets within a disciplined capital allocation program •Deliver high-performing core assets	✓	Guided investment committee through acquisition initiatives to drive long-term results, including increasing our portfolios in Africa, Latin America and Europe

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
CEO Pay for Performance Alignment
The graphs below demonstrate the alignment of stockholder value creation and key operational metrics with CEO total annual compensation over the past five years.

CEO COMPENSATION* VS. VALUE OF $100 INVESTMENT ON 1/1/2015	CEO COMPENSATION* VS. REVENUE

*As disclosed in Summary Compensation Table.
Total Annual Direct Compensation
Based on Mr. Taiclet’s 2019 performance and strong track record of success, the Committee awarded Mr. Taiclet total annual compensation of $18.1 million for 2019, consisting of a $1.1 million annual salary and $17.0 million in incentive compensation of which $3.0 million (17.6%) was awarded as a cash incentive and $14.0 million (82.4%) was awarded as long-term equity in the form of PSUs and RSUs.

Total Annual Cash Compensation	+	Total Annual LTI Compensation	=	Total Compensation

2018	$14.3M
2019	$18.1M
(1)30,329 RSUs with a grant date price of $145.08
(2)45,493 PSUs (at target) with a grant date price of $145.08
(3)22,684 RSUs with a grant date price of $185.16
(4)52,928 PSUs (at target) with a grant date price of $185.16
Note: Totals may not add due to rounding.
SUCCESSION PLANNING
On March 16, 2020, pursuant to Mr. Taiclet's transition from his role as Chairman, President and Chief Executive Officer to executive Chairman, the Board named Mr. Bartlett as President and Chief Executive Officer pursuant to the executive succession plan. The details of Mr. Bartlett's compensation for fiscal year 2020 in connection with his new position have not yet been determined by the Committee.

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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
ROLE OF THE COMPENSATION CONSULTANT
The Committee’s compensation consultant is Meridian. Meridian reports directly to the Committee, and the Committee can replace Meridian or hire additional consultants at any time. In 2019, Meridian attended all Committee meetings in person or by telephone, including executive sessions as requested and consulted frequently with the Chairperson of the Committee between meetings.
As part of its work in 2019, Meridian assisted the Committee with determining our peer group and benchmarking analyses, which included competitive analyses of Director and executive compensation, financial performance analysis, dilution analysis and realizable pay for performance analysis. Meridian also advised the Committee on the design of the annual and long-term incentive programs, as well as conducted a risk assessment review and audit of each of our compensation practices, programs and policies (see below under “Risk Assessment”). Other than the services that it provides to the Committee, Meridian does not provide services to and receives no additional compensation from the Company.
The Committee has analyzed whether the work of Meridian as its compensation consultant raises any conflicts of interest, taking into consideration the following factors: (i) Meridian does not provide any other services to the Company; (ii) the amount of fees the Company paid to Meridian represents less than 1% of Meridian’s total revenues; (iii) Meridian’s policies and procedures were designed to ensure independence; (iv) Meridian does not have any business or personal relationship with an executive officer of the Company; (v) Meridian does not have any business or personal relationship with any member of the Committee; and (vi) neither Meridian nor any member of its consulting team owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultant to the Committee does not create any conflicts of interest. The Committee will continue to monitor the independence of its compensation consultant on an annual basis.
EMPLOYMENT ARRANGEMENTS AND SEVERANCE PROGRAM
To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.
In March 2009, we implemented a severance program (the Severance Program) to provide severance benefits to eligible employees who undergo a termination of employment in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our executives are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the executive officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The employment arrangements and agreements with, and benefits to, these executives are further described in “Employment and Severance Arrangements” below.
In July 2018, the Committee approved a new form of award agreement for grants of PSUs to employees, other than the CEO (the Award Agreement), pursuant to the 2007 Equity Incentive Plan, as amended (2007 Equity Incentive Plan). The Award Agreement provides for either a full or pro rata payout of PSUs earned based on the Company’s performance after the scheduled vesting date of the PSUs in the event of a “Separation Event” or “Qualified Retirement” (each as defined in the Award Agreement) subject to certain conditions being met. In addition, the Committee approved an amendment of all outstanding PSU awards, including PSU awards held by the Company’s executive officers, other than the CEO, to conform to the payout methodology in the Award Agreement.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
RISK ASSESSMENT
The Committee annually assesses, together with its independent compensation consultant and management, the factors and criteria underlying our compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any identified potential risks. This includes considering, among other things:
•whether each plan provides for an overachievement mechanism or cap on performance;
•incentive award opportunity;
•the existence of discretionary authority;
•whether payouts are linked to overall Company goals;
•the timing of prospective payments;
•the inclusion of certain windfall or “claw back” provisions;
•the contribution of the awards to a participant’s total mix of compensation; and
•any risk-mitigating factors.
STOCK OWNERSHIP GUIDELINES
We believe that holding shares of our Common Stock, RSUs, PSUs and options to purchase our Common Stock closely aligns the interests of our executive officers with those of our stockholders. Accordingly, we maintain a formal stock ownership policy for our executive officers and Directors so that they may share in the risks and rewards of our stockholders as our stock price increases or decreases.
The current stock ownership guidelines are based on a multiple of base salary for executive officers and a multiple of the annual cash retainer for non-employee Directors. The ownership guidelines are as follows:
•six (6) times annual base salary for the CEO;
•three (3) times annual base salary for executive officers directly reporting to the CEO; and
•five (5) times annual retainer for Directors.
In determining compliance with these guidelines, in addition to actual shares held, we count unvested RSUs, unvested PSUs at target and the in-the-money value of vested options. Executives have five years from the date of hire to reach their required ownership levels and are required to retain 50% of equity award shares received net of tax obligations until they meet the ownership requirements.
All of our NEOs employed as of December 31, 2019, were in compliance with our stock ownership guidelines:

Name	Stock Ownership Guideline	Ownership as of December 31, 2019(1)
James D. Taiclet	6x Base Salary	243x	Base Salary
Thomas A. Bartlett (2)	3x Base Salary	64x	Base Salary
Edmund DiSanto	3x Base Salary	128x	Base Salary
Amit Sharma	3x Base Salary	183x	Base Salary
Steven O. Vondran	3x Base Salary	27x	Base Salary
(1)Based on a per share price of $229.82, the closing price of our Common Stock on December 31, 2019.
(2)Mr. Bartlett, our new President and Chief Executive Officer, was in compliance with the stock ownership guideline for the CEO using a per share price of $179.09, the closing price of our Common Stock on March 23, 2020.
For additional information on our stock ownership guidelines and our Directors, see above under “Corporate Governance—Stock Ownership Guidelines.”

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
POLICIES ON TRANSACTIONS IN COMPANY STOCK; ANTI-HEDGING AND PLEDGING POLICY
Our Anti-Insider Trading Policy imposes limits as to when and how Company employees, including our executive officers, and Directors can engage in transactions in our securities, and prohibits hedging transactions, short selling, or any other type of arrangement that is designed, or may reasonably be expected, to have the effect of hedging or offsetting a decrease in the market value of our Common Stock. Our Code of Conduct similarly provides a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. It also prohibits our executive officers, Directors and certain other key employees from pledging shares of our Common Stock as security.
CLAW BACK POLICY
The terms of our annual performance incentive awards and long-term, equity-based awards allow the Company to “claw back” cash and shares received pursuant to such awards, respectively, or, in the latter case, require the payment to the Company of all gains realized upon disposition of such shares in certain circumstances, such as the executive’s termination by the Company for cause or following termination of employment for any reason if: (1) the executive officer engaged in conduct while an employee that would have justified termination for cause; (2) the executive officer violates any applicable confidentiality or non-competition agreement; (3) upon determination that a claw back is appropriate in the event of restatement of the Company’s financial statements; or (4) as required by law.
OTHER BENEFITS
We do not believe in providing excessive perquisites to our executive officers, who participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage that each employee or executive officer elects.
We do not offer our executive officers any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
As shown in the “All Other Compensation” column in the Summary Compensation Table on page 53, perquisites to executive officers include an annual car allowance; reimbursement for related auto insurance premiums; and amounts for parking at our corporate offices in Boston, a benefit we also provide to a number of other corporate employees.
Under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to officers who move from their home countries at our request. Accordingly, in addition to the general perquisites to executive officers, Mr. Sharma is an expatriate from the United States who works in India as our Executive Vice President and President, Asia, and he receives housing and certain other allowances, tax equalization, a driver, fuel, security, utilities and other tax support. The amount of Mr. Sharma’s expatriate benefits is shown in the Summary Compensation Table and is consistent with packages typically offered to expatriated employees at global companies.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
As part of its role, the Committee considers to what extent the Company can deduct any of its executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). As amended in December 2017 by the Tax Cuts and Jobs Act of 2017 (Tax Act), under Section 162(m), a public company cannot deduct compensation in excess of $1 million paid in any year to its chief executive officer, chief financial officer and the three other most highly compensated officers. Historically, qualified “performance based compensation” was not subject to this $1 million limitation, but this exception was removed as part of the Tax Act. In designing our compensation programs and in making awards to our executive officers, the Committee has been
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Committee Report
mindful of whether compensation would be deductible, but has always retained the flexibility to award compensation that was not deductible in order to meet the objectives of our compensation philosophy.
Compensation Committee Report
The Compensation Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2019 and discussed it with the Company’s management. Based on this review and its discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2020 Annual Meeting of Stockholders.
By the Compensation Committee of the Board of Directors of American Tower Corporation.
COMPENSATION COMMITTEE
Craig Macnab, Chairperson
Gustavo Lara Cantu
Raymond P. Dolan
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
Executive Compensation
The following table provides information concerning compensation earned by each of our NEOs for the years ended December 31, 2019, 2018 and 2017.
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
James D. Taiclet Chairman of the Board, President and Chief Executive Officer	2019	$1,100,000	$14,000,318	$2,961,750	$33,220	$18,095,288
	2018	$1,100,000	$11,000,256	$2,173,600	$34,080	$14,307,936
	2017	$1,100,000	$10,000,151	$1,987,700	$31,566	$13,119,417
Thomas A. Bartlett Executive Vice President and Chief Financial Officer	2019	$789,495	$4,750,280	$1,374,511	$34,969	$6,949,255
	2018	$766,500	$4,300,171	$1,019,445	$33,415	$6,119,531
	2017	$766,500	$4,000,060	$997,600	$31,583	$5,795,743
Edmund DiSanto Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2019	$631,596	$4,500,129	$1,099,609	$33,880	$6,265,214
	2018	$613,200	$4,050,198	$815,556	$33,146	$5,512,100
	2017	$613,200	$3,750,071	$792,254	$31,325	$5,186,850
Amit Sharma (4) Executive Vice President and President, Asia	2019	$633,489	$4,250,163	$1,102,905	$697,734	$6,684,291
	2018	$615,038	$3,800,080	$818,001	$905,524	$6,138,643
	2017	—	—	—	—	—
Steven O. Vondran(5) Executive Vice President and President, U.S. Tower Division	2019	$592,250	$2,800,175	$1,031,107	$32,215	$4,455,747
	2018	—	—	—	—	—
	2017	—	—	—	—	—
(1)The amounts in column (e) reflect the aggregate grant date fair value of RSUs and PSUs (valued assuming target performance) granted pursuant to our 2007 Equity Incentive Plan. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the grant date. Assuming maximum performance levels are achieved, the aggregate grant date fair value of PSUs would be as follows:

Name	Granted in 2019	Granted in 2018	Granted in 2017
James D. Taiclet	$19,600,297	$13,200,249	$12,000,181
Thomas A. Bartlett	$5,700,336	$5,160,205	$4,800,118
Edmund DiSanto	$5,400,006	$4,860,180	$4,500,040
Amit Sharma(4)	$5,100,047	$4,560,155	—
Steven O. Vondran(5)	$3,360,284	—	—
(2)The amounts in column (g) reflect, for the year ended December 31, 2019, cash payments made in 2020 with respect to annual performance incentive awards for services performed in 2019; for the year ended December 31, 2018, cash payments made in 2019 with respect to annual performance incentive awards for services performed in 2018; and for the year ended December 31, 2017, cash payments made in 2018 with respect to annual performance incentive awards for services performed in 2017.
(3)Details about the amounts in column (i) for 2019 are set forth in the table below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance and other welfare benefits that are generally available to all salaried employees.

Name	Retirement Match(a)	Car Expenses(b)	Ex-Pat(c)	Other(d)	Total
James D. Taiclet	$14,000	$16,379	—	$2,841	$33,220
Thomas A. Bartlett	$14,000	$16,991	—	$3,978	$34,969
Edmund DiSanto	$14,000	$16,385	—	$3,495	$33,880
Amit Sharma	$13,850	$15,366	$290,827	$377,691	$697,734
Steven O. Vondran	$14,167	$15,366	—	$2,682	$32,215
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
(a)Includes matching contributions pursuant to our 401(k) plan.
(b)Includes an annual car allowance of $12,000 and additional amounts for related auto insurance premiums. Except for Mr. Sharma, these amounts also reflect reimbursement for parking expenses at our corporate offices in Boston, which is a benefit we offer to a number of our employees who work in that office.
(c)Includes certain benefits related to Mr. Sharma’s status as an expatriate including contributions to an India designated retirement fund ($151,779), housing allowance ($119,340), a driver, fuel, security, utilities and tax preparation. For more information regarding these benefits to Mr. Sharma, see “—Employment and Severance Arrangements” below. Payments made to Mr. Sharma are converted from Indian rupees to U.S. dollars at the average foreign exchange rate for the month in which payments are made.
(d)Mr. Sharma received an aggregate of $377,691 in gross payments on taxes owed with respect to allowances or other personal benefits as a result of his status as an expatriate. The amount for Mr. Sharma excludes a net amount of approximately $0.6 million for estimated foreign tax payments made on his behalf related to his international assignment. Pursuant to the Company’s tax equalization process, this amount will be finally determined upon completion of his tax return and will be reconciled against the amount previously withheld by Mr. Sharma. Any actual benefits received by Mr. Sharma will be disclosed in a subsequent proxy statement, to the extent required. Payments made to Mr. Sharma are converted from Indian rupees to U.S. dollars at the average foreign exchange rate for the month in which payments are made.
(4)Mr. Sharma was not a NEO prior to the 2018 fiscal year and, accordingly, compensation information in 2017 is not provided.
(5)Mr. Vondran was not a NEO prior to the 2019 fiscal year and, accordingly, compensation information in prior years is not provided.
GRANTS OF PLAN-BASED AWARDS FOR 2019
The following table sets forth information relating to RSUs and PSUs granted pursuant to the 2007 Equity Incentive Plan and annual incentive award opportunity for each of our NEOs during the year ended December 31, 2019.

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	Grant Date Fair Value of Stock and Option Awards(4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James D. Taiclet
Annual incentive awards			$825,000	$1,650,000	$3,300,000
RSUs	3/11/2019	2/27/2019							22,684	$4,200,169
PSUs	3/11/2019	2/27/2019				26,464	52,928	105,856		$9,800,148
Thomas A. Bartlett
Annual incentive awards			$394,748	$789,495	$1,578,990
RSUs	3/11/2019	2/27/2019							10,262	$1,900,112
PSUs	3/11/2019	2/27/2019				7,697	15,393	30,786		$2,850,168
Edmund DiSanto
Annual incentive awards			$315,798	$631,596	$1,263,192
RSUs	3/11/2019	2/27/2019							9,722	$1,800,126
PSUs	3/11/2019	2/27/2019				7,291	14,582	29,164		$2,700,003
Amit Sharma
Annual incentive awards			$316,745	$633,489	$1,266,978
RSUs	3/11/2019	2/27/2019							9,182	$1,700,139
PSUs	3/11/2019	2/27/2019				6,886	13,772	27,544		$2,550,024
Steven O. Vondran
Annual Incentive			$296,125	$592,250	$1,184,500
RSUs	3/11/2019	2/27/2019							6,049	$1,120,033
PSUs	3/11/2019	2/27/2019				4,537	9,074	18,148		$1,680,142
(1)For 2019, the bonus target for Mr. Taiclet was 150% of base salary and for each of Messrs. Bartlett, DiSanto, Sharma and Vondran was 100% of base salary. The annual incentive awards cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award annual incentive awards below 50% of the bonus target. The amounts in column (c), (d) and (e) are based on 50%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance incentive awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance incentive awards, see above under the caption
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
“Compensation Determinations for 2019—Annual Performance Incentive Awards” in our Compensation Discussion and Analysis included in this Proxy Statement.
(2)PSUs granted under the 2007 Equity Incentive Plan.
(3)We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted each February or March. On March 10, 2020, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Taiclet, Bartlett, DiSanto, Sharma and Vondran RSUs and PSUs pursuant to the 2007 Equity Incentive Plan, in the amounts set forth below based on their performance for 2019 and expected future contributions to the Company. In determining the size of these awards, the Committee established a targeted award value for each executive officer and then allocated 40% to RSUs and 60% to PSUs for each executive officer, other than Mr. Taiclet, whose target award value was 30% to RSUs and 70% to PSUs.

Name	RSUs	PSUs	Grant Date Fair Value Per Share
James D. Taiclet	$4,200,000	$9,800,000	$243.87
Thomas A. Bartlett	$2,080,000	$3,120,000	$243.87
Edmund DiSanto	$1,920,000	$2,880,000	$243.87
Amit Sharma	$1,840,000	$2,760,000	$243.87
Steven O. Vondran	$1,400,000	$2,100,000	$243.87
RSU awards vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. PSU awards vest at the end of the three-year performance period based on achievement against pre-established financial performance goals of the Company determined at the date of grant, subject to the terms of our death, disability and retirement benefits program.
(4)The amounts in column (l) reflect the grant date fair value of the stock awards granted during the fiscal year ended December 31, 2019. The aggregate grant date fair value of the awards is calculated using the closing market price of shares of our Common Stock on the grant date, March 11, 2019. All PSUs are valued assuming the target number of shares in column (g).
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The compensation we paid our NEOs in 2019, 2018 and 2017 as summarized in the Summary Compensation Table is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which the Compensation Committee reviews. For more information about these agreements, please see below under “Employment and Severance Arrangements.” For more information about the elements of the compensation packages paid to our executive officers, please see above under “Compensation Determinations for 2019” in the Compensation Discussion and Analysis.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2019
The following table sets forth information relating to stock options, PSUs and RSUs outstanding as of December 31, 2019 that were granted to our NEOs pursuant to the 2007 Equity Incentive Plan.

	Option Awards(1)				Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4)(6) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)(6) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)(6) (j)
James D. Taiclet	233,161	—	$76.90	3/11/2023	—	—	—	—
	303,235	—	$81.18	3/10/2024	—	—	—	—
	298,211	—	$94.57	3/10/2025	—	—	—	—
	—	—	—	—	9,502	$2,183,750	—	—
	—	—	—	—	17,608	$4,046,671	—	—
	—	—	—	—	22,746	$5,227,486	—	—
	—	—	—	—	22,684	$5,213,237	—	—
	—	—	—	—	96,674	$22,217,619	—	—
	—	—	—	—	—	—	22,747	$5,227,716
	—	—	—	—	—	—	26,464	$6,081,956
Thomas A. Bartlett	30,401	—	$94.57	3/10/2025	—	—	—	—
	—	—	—	—	3,875	$890,553	—	—
	—	—	—	—	7,043	$1,618,622	—	—
	—	—	—	—	8,892	$2,043,559	—	—
	—	—	—	—	10,262	$2,358,413	—	—
	—	—	—	—	38,670	$8,887,139	—	—
	—	—	—	—	—	—	8,892	$2,043,559
	—	—	—	—	—	—	7,697	$1,768,925
Edmund DiSanto	35,000	—	$76.90	3/11/2023	—	—	—	—
	101,079	—	$81.18	3/10/2024	—	—	—	—
	114,977	—	$94.57	3/10/2025	—	—	—	—
	—	—	—	—	3,664	$842,060	—	—
	—	—	—	—	6,603	$1,517,501	—	—
	—	—	—	—	8,375	$1,924,743	—	—
	—	—	—	—	9,722	$2,234,310	—	—
	—	—	—	—	36,253	$8,331,664	—	—
	—	—	—	—	—	—	8,375	$1,924,743
	—	—	—	—	—	—	7,291	$1,675,618
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation

	Option Awards(1)				Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4)(6) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)(6) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)(6) (j)
Amit Sharma	52,601	—	$50.78	3/10/2021	—	—	—	—
	63,183	—	$62.00	3/12/2022	—	—	—	—
	64,767	—	$76.90	3/11/2023	—	—	—	—
	90,971	—	$81.18	3/10/2024	—	—	—	—
	101,061	—	$94.57	3/10/2025	—	—	—	—
	—	—	—	—	3,431	$788,512	—	—
	—	—	—	—	6,163	$1,416,381	—	—
	—	—	—	—	7,857	$1,805,696	—	—
	—	—	—	—	9,182	$2,110,207	—	—
	—	—	—	—	33,837	$7,776,419	—	—
	—	—	—	—	—	—	7,858	$1,805,926
	—	—	—	—	—	—	6,886	$1,582,541
Steven O. Vondran	9,265	—	$81.18	3/10/2024	—	—	—	—
	21,537	—	$94.57	3/10/2025	—	—	—	—
	22,322	11,160	$94.71	3/10/2026	—	—	—	—
	—	—	—		1,716	$394,371	—	—
	—	—	—	—	4,842	$1,112,788	—	—
	—	—	—	—	5,687	$1,306,986	—	—
	—	—	—	—	1,392	$319,909	—	—
	—	—	—	—	6,049	$1,390,181	—	—
	—	—	—	—	—	—	4,537	$1,042,693
(1)Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program, and have a term of 10 years.
(2)Stock awards consist of RSUs and PSUs granted under the 2007 Equity Incentive Plan.
(3)For each option grant identified as unexercisable in part or in full, the following table sets forth information regarding such option grant as of December 31, 2019.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date	Original Option Grant Amount (#)
Steven O. Vondran	22,322	11,160	3/10/2016	44,643
(4)Each of the unvested RSUs was granted on March 10, 2016; March 10, 2017; March 12, 2018 or March 11, 2019 (in descending chronological order as to the date of grant in the table for each NEO) and each vests in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program.
(5)The market value of the RSU and PSU awards was determined using a stock price of $229.82, which was the closing price of our Common Stock on the NYSE on December 31, 2019. PSU awards granted in 2017 are reflected at a 183% payout performance level and the PSU awards granted in 2018 and 2019 are reflected at a threshold 50% payout performance level.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
CEO Pay Ratio
(6)The unvested PSUs were granted on March 10, 2017, March 12, 2018 and March 11, 2019 and vest at the end of the three-year performance period based on achievement against pre-established performance goals determined at the date of grant, subject to the terms of the death, disability and retirement benefits program. On March 10, 2020, the 2017 PSU Awards vested. The following table sets forth the vested amounts of such PSU awards before dividend equivalents and the shares withheld by the Company to cover any taxes due.

Name	PSUs
James D. Taiclet	96,674
Thomas A. Bartlett	38,670
Edmund DiSanto	36,253
Amit Sharma	33,837
Steven O. Vondran(1)	—
(1)Mr. Vondran did not become an executive officer until August 2018, and therefore, was not eligible to receive the 2017 PSU Award.
OPTION EXERCISES AND STOCK VESTED FOR 2019
The following table sets forth information relating to options exercised and RSUs and PSUs vested during the year ended December 31, 2019 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
James D. Taiclet	229,754	$32,619,893	145,873	$26,523,389
Thomas A. Bartlett	51,203	$3,589,330	59,286	$10,779,201
Edmund DiSanto	98,635	$15,655,400	56,017	$10,184,806
Amit Sharma	50,000	$7,497,000	52,329	$9,514,316
Steven O. Vondran	—	—	8,216	$1,527,606
(1)Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.
(2)Column (e) reflects the market value of RSU and PSU awards using stock prices of $181.61, $185.75 and $241.07, as applicable, which were the closing prices of our Common Stock on the NYSE on the last business day prior to the vesting date of each RSU and PSU.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and James D. Taiclet, our former CEO:
For 2019, our last completed fiscal year:
•the annual total compensation of the employee identified as the median employee of our Company (other than our former CEO), was $62,745; and
•the annual total compensation of our former CEO was $18,095,288.
Based on this information, for 2019 the ratio of the annual total compensation of Mr. Taiclet, our former CEO, to the median employee was estimated to be approximately 288 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records using the methodology described below. The SEC rules for identifying the “median employee” allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions to reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in determining their median employee.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Employment and Severance Arrangements
CEO PAY RATIO METHODOLOGY
Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. The Company determined that no such change occurred during 2019. Accordingly, for the 2019 pay ratio calculation, we used the same median employee identified during our 2017 analysis of our employee population.
To identify our median employee in 2017, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
•We determined that, as of October 31, 2017, our employee population, excluding our former CEO, consisted of approximately 5,037 individuals. We selected October 31, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
•As permitted by SEC rules, we excluded a total of 68 employees of two companies that we acquired during 2017, consisting of 60 employees of FPS Towers and eight employees of Tigo Paraguay.
•Our employee population, after taking into consideration the foregoing exclusions, consisted of approximately 4,969 individuals. Of the 4,969 employees included in the calculation, 3,322, or 67%, of them are outside the U.S.
•To identify the “median employee” from our employee population, we selected actual cash compensation (salary and bonus) paid in 2017. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of October 31, 2017.
Finally, to determine the annual total compensation of the “median employee” for 2019, we identified and calculated the elements of such employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Foreign exchange rates were translated to the U.S. dollar equivalent based on the 2019 average. With respect to the annual total compensation of our former CEO, we used the amount reported in the “Total” column for 2019 in our Summary Compensation Table in this Proxy Statement.
Employment and Severance Arrangements
As discussed above in our Compensation Discussion and Analysis, to recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which the Compensation Committee reviews. Our NEOs are also subject to the terms of the Severance Program. The table below, “Potential Payments Upon Termination or Change of Control for 2019,” summarizes the severance benefits that would be payable to each of our NEOs if his employment had been terminated as of December 31, 2019, with respect to the different termination scenarios set forth in their agreements with us. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:
•Cash Severance: The CEO is entitled to receive 104 weeks of base earnings and each Executive Vice President is entitled to receive 78 weeks of base earnings. In addition, each executive would be entitled to a prorated portion of his or her target incentive for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that incentive.
•Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive is entitled to full acceleration of vesting of all outstanding stock options, RSUs and PSUs, as further described below.
•Benefits Continuation: Each executive is eligible for continued health and welfare benefits, for which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program and, subject to eligibility, is entitled to benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA).
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Employment and Severance Arrangements
•Release of Claims, Non-Compete: To receive benefits under the Severance Program, the executive must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at our discretion, we may require the deposit of a portion of the after-tax payments to each executive in a restricted account to serve as security for the executive’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of non-compliance.
Under the Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive is entitled to acceleration of his or her equity awards only in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.” In such an event, the executive is entitled to acceleration of all unvested equity-based awards (including stock options and RSUs). With respect to the grant of PSUs, the value of those PSUs would be determined based on target performance, prorated for the executive’s term of employment during the performance period prior to the Qualifying Termination and paid out within 60 days of the Qualifying Termination unless such executive is a “specified employee” as defined in the Treasury Regulation Section 1.409A-1(i). If there is no Qualifying Termination or if the termination is a Qualifying Termination not in connection with a Change of Control, the executive is not entitled to any acceleration or continued vesting of his or her equity-based awards, except in connection with a “Qualified Retirement” (as defined in the Award Agreement). The Severance Program does not provide for tax gross-ups.
In addition, the Compensation Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executives, similar to that of our peer group companies. The program’s benefits provide for the acceleration of vesting and exercise periods for stock options, RSUs and PSUs granted on or after January 1, 2013, upon an employee’s death or permanent disability, or upon an employee’s qualified retirement provided certain eligibility criteria are met.
In February 2018, we entered into a letter agreement with Mr. Sharma in connection with his service as Executive Vice President and President, Asia. Consistent with the benefits we provide our other executive officers and our expatriate program, Mr. Sharma has been provided with housing and certain other allowances, tax equalization, a driver, fuel, security, utilities and other tax support.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2019
The table below sets forth the potential estimated payments pursuant to our Severance Program to each NEO as if the individual’s employment had been terminated as of December 31, 2019. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, full acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a change of control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/19: “for Cause”	Termination on 12/31/19: voluntary or retirement	Qualifying Termination on 12/31/19: with no Change of Control	Qualifying Termination on 12/31/19: with Change of Control
James D. Taiclet
Base salary(1)	$—	$—	$2,200,000	$2,200,000
Annual incentive awards(2)	—	—	1,650,000	1,650,000
Value of accelerated equity awards(3)(4)(5)	—	49,913,687	49,913,687	49,913,687
Health benefits(6)	—	—	48,126	48,126
Total	$—	$49,913,687	$53,811,813	$53,811,813
Thomas A. Bartlett
Base salary(1)	$—	$—	$1,184,243	$1,184,243
Annual incentive awards(2)	—	—	789,495	789,495
Value of accelerated equity awards(3)(4)(5)	—	23,423,025	23,423,025	23,423,025
Health benefits(6)	—	—	26,250	26,250
Total	$—	$23,423,025	$25,423,013	$25,423,013
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Employment and Severance Arrangements

Name and Type of Payment/Benefit	Termination on 12/31/19: “for Cause”	Termination on 12/31/19: voluntary or retirement	Qualifying Termination on 12/31/19: with no Change of Control	Qualifying Termination on 12/31/19: with Change of Control
Edmund DiSanto
Base salary(1)	$—	$—	$947,394	$947,394
Annual incentive awards(2)	—	—	631,596	631,596
Value of accelerated equity awards(3)(4)(5)	—	22,050,999	22,050,999	22,050,999
Health benefits(6)	—	—	26,250	26,250
Total	$—	$22,050,999	$23,656,239	$23,656,239
Amit Sharma
Base salary(1)	$—	$—	$950,234	$950,234
Annual incentive awards(2)	—	—	633,489	633,489
Value of accelerated equity awards(3)(4)(5)	—	20,674,148	20,674,148	20,674,148
Health benefits(6)	—	—	26,250	26,250
Total	$—	$20,674,148	$22,284,121	$22,284,121
Steven O. Vondran
Base salary(1)	$—	$—	$888,375	$888,375
Annual incentive awards(2)	—	—	592,250	592,250
Value of accelerated equity awards(3)(4)	—	—	—	6,727,270
Health benefits(6)	—	—	26,250	26,250
Total	$—	$—	$1,506,875	$8,234,145
(1)For Mr. Taiclet, the amount reflects salary continuation for 104 weeks, based on Mr. Taiclet’s base salary as of December 31, 2019. For Messrs. Bartlett, DiSanto, Sharma and Vondran, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2019. The Severance Program specifies that continuation of salary is to be paid bi-weekly.
(2)This amount reflects an incentive award opportunity with respect to a full year of service for the year ended December 31, 2019 and assumes that a bonus target of 100% is met. Actual incentive award payments upon separation are calculated pro-rata. For the year ended December 31, 2019, the bonus target for Mr. Taiclet was 150% of base salary and for Messrs. Bartlett, DiSanto, Sharma and Vondran was 100% of base salary.
(3)Value of stock options reflects the excess of the closing market price of $229.82 of our Common Stock on December 31, 2019 over the exercise price of the stock option. Value of RSUs and PSUs is determined using the closing market price of $229.82 of our Common Stock on December 31, 2019.
(4)As of December 31, 2019, under the Severance Program, each executive is entitled to acceleration of vesting of all outstanding equity-based awards, including, but not limited to, stock options, RSUs and PSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control, as described above.
(5)In addition to the acceleration of vesting of all outstanding equity-based awards upon a Qualifying Termination under the Severance Program, Messrs. Taiclet, Bartlett, DiSanto and Sharma's equity-based awards that were granted after January 1, 2013 will vest upon their “qualifying retirement,” pursuant to the terms of the Company’s death, disability and retirement program, as described above. In accordance with the revised executive retirement benefits, the values of the PSU awards for Messrs. Bartlett, DiSanto and Sharma assume successful completion of a transition plan and reflect full payout of PSUs at target, while the value of the PSU awards for Mr. Taiclet reflect a prorated payout of the PSUs.
(6)For Mr. Taiclet, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Bartlett, DiSanto, Sharma and Vondran, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. All amounts are estimates based on current rates and benefits elections made by each executive for the year ended December 31, 2019.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Securities Authorized for Issuance under Equity Compensation Plans
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2019.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3) (c)
Equity compensation plans/arrangements approved by the stockholders(1)	5,321,770	$85.90	9,925,973
Equity compensation plans/arrangements not approved by the stockholders	N/A	N/A	N/A
Total	5,321,770	$85.90	9,925,973
(1)Includes the 2007 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).
(2)Column (a) includes (i) 1,454,350 shares underlying outstanding unvested RSUs, (ii) 801,308 shares underlying outstanding unvested PSUs based on the maximum amount of PSUs that can be earned under the award agreements for the March 2017, March 2018 and March 2019 grants, (iii) 3,060,242 shares underlying outstanding stock options and (iv) an estimated 5,870 shares relating to expected purchases under the ESPP. Because there is no exercise price for RSUs, PSUs or shares purchased under the ESPP, such awards are not included in the weighted-average exercise price in column (b).
(3)Includes 2,938,849 shares available for issuance under the ESPP and 6,987,124 shares available for grant under the 2007 Equity Incentive Plan, as of December 31, 2019. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Proposal 1 Election of Directors
Under our By-Laws, the number of members of our Board is fixed from time to time by the Board and may be increased or decreased by a vote of the stockholders or by the majority of Directors then in office.
Ten of our eleven directors are standing for re-election at the Annual Meeting. Mr. Bartlett is standing for election for the first time. The Board has nominated for election at the Annual Meeting the eleven Directors listed below, all of whom were recommended for nomination to the Board by the Nominating Committee.
Each Director elected at the Annual Meeting will hold office until the 2021 Annual Meeting or until his or her successor is elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If a nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.
Required Vote
Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, it requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” a Director and have no effect on the election results.
If stockholders do not re-elect a nominee who is already a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director must submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect him or her and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results are certified, the Nominating Committee will recommend to the Board whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the SEC.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next Annual Meeting or until his or her successor is duly elected and qualified.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
Relevant information about each Director nominee appears below.

Thomas A. Bartlett

Career
Mr. Bartlett is American Tower Corporation’s President and Chief Executive Officer. From April 2009 through March 2020, he served as Executive Vice President and Chief Financial Officer and assumed the role of Treasurer from February 2012 until December 2013 and again from July 2017 until August 2018. Prior to joining American Tower, Mr. Bartlett served as Senior Vice President and Corporate Controller with Verizon Communications. During his 25-year career with Verizon Communications and its predecessor companies and affiliates, he served in numerous operations and business development roles, including President and Chief Executive Officer of Bell Atlantic International Wireless from 1995 through 2000, where he was responsible for wireless activities in North America, Latin America, Europe and Asia.

Qualifications
•Effective leadership and executive experience, including as our Executive Vice President and Chief Financial Officer
•Seasoned financial expert with operational, international and strategic experience with global large-cap companies
Other Public Company Boards
•Equinix, Inc. (April 2013–present)
Other Positions
•Advisor, Rutgers Business School

s

President & CEO American Tower Corporation

Director Since - N/A

Age 61

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Raymond P. Dolan

Career
Mr. Dolan is the Chairman and CEO of Cohere Technologies, Inc., a wireless communications and solutions company. He previously served as the President and CEO of Sonus Networks, Inc., a supplier of voice, video and data infrastructure solutions for wireline and wireless telephone service providers, from October 2010 to December 2017. Prior to that, he served as CEO of QUALCOMM Flarion Technologies and Senior Vice President at QUALCOMM until January 2008. He was Chairman and CEO of Flarion Technologies, Inc., a provider of mobile broadband communications systems, from May 2000 until its acquisition by QUALCOMM in 2006. Before that, he served as Chief Operating Officer of NextWave Telecom and as Executive Vice President of marketing of Bell Atlantic/ NYNEX Mobile.

Qualifications
•Extensive leadership experience in the wireless communications industry
•Experience with thought leaders help further our strategic vision
•International, operational and strategic expertise
•Strong management and board experience
Other Public Company Boards
•Sonus Networks, Inc. (October 2010–December 2017)

Chairman and CEO Cohere Technologies, Inc.

Director Since February 2003 •Compensation Committee (February 2003-May 2011; June 2016-present) •Nominating and Corporate Governance Committee (January 2004-June 2016; Chair, February 2005-May 2015)

Age 62

Robert D. Hormats

Career
Mr. Hormats was appointed Managing Director of Tiedemann Advisors in March 2020 following his five year tenure as a member of Tiedemann's Investment Advisory Committee. He served as Vice Chairman of Kissinger Associates, Inc., a strategic international consulting firm, from 2013 to 2019. From 2009 to 2013, he served as Under Secretary of State for Economic Growth, Energy and the Environment. Prior to that, he was Vice Chairman, Goldman Sachs (International) and a managing director of Goldman, Sachs & Co., which he joined in 1982. Mr. Hormats formerly served as Assistant Secretary of State for Economic and Business Affairs, Ambassador and Deputy U.S. Trade Representative, and Senior Deputy Assistant Secretary for Economic and Business Affairs. He also served as a senior staff member for International Economic Affairs on the National Security Council.

Qualifications
•Significant international experience in both the public and private sectors, including key business and trade positions with the U.S. Federal government
•Extensive knowledge of global capital markets
•Well-developed leadership skills and financial acumen
Other Public Company Boards
•None
Other Positions
•Director, Grace Therapeutics, LLC, a private biopharmaceutical company
•Member, the Council on Foreign Relations

Managing Director Tiedemann Advisors

Director Since October 2015 •Nominating and Corporate Governance Committee (February 2016-present)

Age 76

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Gustavo Lara Cantu

Career
Mr. Lara is a retired business executive who most recently served as CEO of Monsanto Company’s Latin America North division. Prior to retiring in 2004, Mr. Lara had worked for the Monsanto Company in various capacities for more than 24 years.

Qualifications
•Executive and governance experience with a global company
•Insight into business operations in Latin America
•Extensive knowledge of financial and business developments in Mexico
Other Public Company Boards
•None

Former CEO Monsanto Company, Latin America North Division

Director Since November 2004 •Compensation Committee (May 2009-present) •Nominating and Corporate Governance Committee (February 2005-May 2009)

Age 70

Grace D. Lieblein

Career
Ms. Lieblein most recently served as Vice President, Global Quality of General Motors Company, a multinational corporation that designs, manufactures, markets and distributes vehicles, from November 2014 to December 2015. Ms. Lieblein joined GM in 1978 and has held a variety of leadership positions at GM in engineering, supply chain management and international operations. Ms. Lieblein’s leadership positions have included serving as Vice President, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008.

Qualifications
•Extensive management and international experience in a global large-cap company
•Experience in working with industry leaders to help further our innovation initiatives
•Financial expertise
•International experience in Latin America
Other Public Company Boards
•Southwest Airlines Co. (January 2016– present)
•Honeywell International Inc. (December 2012–present)

Former VP, Global Quality General Motors

Director Since June 2017 •Audit Committee (June 2017-present)

Age 59

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Craig Macnab

Career
Mr. Macnab served as CEO of National Retail Properties, Inc., a publicly traded REIT, from February 2004, and as that company’s Chairman of the board from February 2008, until April 2017. Prior to joining National Retail Properties, Mr. Macnab was the CEO, President and a director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 through March 2003.

Qualifications
•Extensive management experience with publicly traded REITs and global large-cap companies
•Financial expertise
•Experience as a director of other public companies
Other Public Company Boards
•VICI Properties, Inc. (October 2017–present)
•Forest City Realty Trust, Inc. (June 2017–May 2018)
•National Retail Properties, Inc. (February 2008–April 2017)
•DDR Corp. (March 2003–May 2015)
Other Positions
•Trustee of the Cadillac Fairview Corporation Limited, a private company and a wholly-owned subsidiary of the Ontario Teachers’ Pension Plan

Former Chief Executive Officer National Retail Properties, Inc.

Director Since December 2014 •Compensation Committee (May 2018-present; Chair since May 2019) •Audit Committee (December 2014-December 2019)

Age 64

JoAnn A. Reed

Career
Before becoming a healthcare services consultant, Ms. Reed served as CFO and SVP of Finance at Medco Health Solutions, a leading pharmacy benefit manager. After joining Medco in 1988, she spent 20 years with the company, serving in finance and accounting roles of increasing responsibility; she was appointed SVP of Finance in 1992 and CFO in 1996. Prior to joining Medco, Ms. Reed held finance roles at Aetna/ American Re-Insurance Co., CBS Inc., Standard and Poor’s Corp. and Unisys/ Timeplex Inc.

Qualifications
•Financial and accounting expertise
•Extensive board experience
•More than 25 years of leadership experience with multinational companies in financial, strategic and business development initiatives
Other Public Company Boards
•Waters Corporation (May 2006–present)
•Mallinckrodt plc (June 2013–present)
•Health Management Associates, Inc. (August 2013–January 2014)

Healthcare Services Consultant

Director Since May 2007 •Audit Committee (November 2007-present; Chair since May 2015)

Age 64

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Pamela D.A. Reeve

Career
A retired business executive, Ms. Reeve served from November 1989 to August 2004 as the President and CEO and a director of Lightbridge, Inc., a public company and a global provider of mobile business solutions to the wireless communications industry. Prior to joining Lightbridge in 1989, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc.

Qualifications
•Operational, strategic and corporate governance expertise, particularly in the communications and technology industries
•Financial expertise
•Extensive institutional knowledge and effective leadership as Lead Director
Other Public Company Boards
•Frontier Communications Corporation (May 2010–present and Chairperson since April 2016)
•Sonus Networks, Inc. (August 2013–May 2017)
Other Positions
•Chairman of the Board, The Commonwealth Institute (June 2004-present)

Former President and CEO Lightbridge, Inc.

Director Since March 2002
•Lead Director (May 2004-present)
•Nominating and Corporate Governance Committee (May 2009-present; August 2002-February 2005)
•Compensation Committee (April 2004-June 2016; Chair, April 2004-May 2009)
•Audit Committee (August 2002-July 2007)

Age 70

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

David E. Sharbutt

Career
Mr. Sharbutt is a retired business executive who most recently served as CEO and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since the company was founded in July 1998 and was named CEO in October 1999. Before joining Alamosa, Mr. Sharbutt was President and CEO of Hicks & Ragland Engineering Co., an engineering consulting company (now known as CHR Solutions).

Qualifications
•Board experience with wireless communications companies
•Financial expertise
•Strategic, operational and advisory roles in leading complex telecommunications enterprises
Other Public Company Boards
•None
Other Positions
•Director of private companies, Flat Wireless, LLC, Smartfield Inc., MicroZap Inc. and Edit TX LLC

Former CEO and Chairman Alamosa Holdings, Inc.

Director Since July 2006 •Nominating and Corporate Governance Committee (May 2007-present; Chair since May 2015) •Audit Committee (April 2017-May 2018; May 2007-November 2007)

Age 70

Bruce L. Tanner

Career
Mr. Tanner served as the Executive Vice President and CFO of Lockheed Martin Corporation from September 2007 until February 2019. Mr. Tanner joined Lockheed Martin Corporation in 1982 and prior to being appointed CFO, he held a variety of leadership positions at Lockheed Martin in finance, including as Vice President of Finance and Business Operations, Lockheed Martin Aeronautics, from April 2006 to September 2007 and Vice President of Finance and Business Operations, Lockheed Martin Electronic Systems, from May 2002 to March 2006.

Qualifications
•Extensive executive experience with global large-cap company
•Financial expertise
•Strategic, operational and advisory roles in complex financial transactions
Other Public Company Boards
•Truist Financial Corporation (formerly SunTrust Banks, Inc.) (November 2015 –present)

Former EVP and CFO Lockheed Martin Corporation

Director Since September 2019 •Audit Committee (December 2019-present)

Age 61

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Samme L. Thompson

Career
A business executive with more than 35 years of management experience, Mr. Thompson has served as president of Telit Associates, Inc., a financial and strategic advisory firm, since joining the firm in 2002. From 1999 to 2002, he served as SVP and Director of Strategy and Corporate Development for Motorola, Inc. Mr. Thompson also served as director of Strategic Planning and Development with AT&T Information Systems; as an SVP with Kidder, Peabody & Co.; and as a strategy consultant with McKinsey & Company.

Qualifications
•Significant strategic and global advisory experience
•Comprehensive board experience with companies in the wireless communications industry
•Strong leadership skills, including managing business operations
Other Public Company Boards
•Spok Holdings, Inc. (November 2004-present)
Other Positions
•Board of Visitors, Joseph M. Katz Graduate School of Business
•Member, Global Affairs Council of Chicago
•Trustee, University of Chicago, Marine Biological Laboratory

President Telit Associates, Inc.

Director Since August 2005 (served as director of SpectraSite, Inc. from June 2004 until our acquisition in August 2005)
•Nominating and Corporate Governance Committee (May 2019-present)
•Compensation Committee (May 2006-May 2019; Chair, May 2009-May 2019)

Age 74

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.
The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements.
Deloitte & Touche LLP has served as our independent registered public accounting firm since our inception. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm and conducted a formal auditor solicitation process approximately five years ago. Further, in conjunction with the mandated rotation of Deloitte & Touche LLP’s lead engagement partner, the Audit Committee and its Chair were directly involved in the selection of Deloitte & Touche LLP’s lead engagement partner. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte & Touche LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
Although ratification by stockholders is not required by law or by our By-Laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider their selection.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they choose and will also be available to respond to appropriate questions from stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Proposal 3 Advisory Vote on Executive Compensation
We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement in accordance with Section 14A of the Exchange Act. We intend to submit our executive compensation to an advisory vote annually, consistent with the advisory vote of our stockholders on the frequency of the say on pay vote at our 2017 Annual Meeting of Stockholders. The next advisory say on pay vote of our stockholders will be held at our 2021 Annual Meeting of Stockholders.
We believe that our executive officers play a critical role in our financial, strategic and operational performance and in creating long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives while rewarding our executive officers under a pay for performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term, equity-based compensation. The objectives of our executive compensation program include:
•attracting and retaining top talent;
•motivating and engaging our executive officers; and
•driving sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.
We continually review our executive compensation program. We also seek the input of our stockholders and based on such engagement made several changes to our executive compensation program over the last few years (see page 34).
We urge you to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and related narrative disclosures in this Proxy Statement, as they provide greater detail on our compensation philosophy and determinations. The Compensation Committee and the Board believe that our executive compensation program and policies are consistent with, and help us achieve the goals of, our compensation philosophy.
HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES
•The vast majority of our executives’ targeted compensation consists of at-risk pay elements. As described in the “Compensation Discussion and Analysis,” 94% and 88% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation, as of December 31, 2019.
•We weight our target compensation packages toward equity-based incentive awards to focus executives on long-term value creation and provide an appropriate balance with the short-term performance-driven incentive awards.
•Our long-term equity incentive award does not include stock options and is more heavily weighted to PSUs.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
•We tie our annual bonus incentive awards directly to performance:
•100% of the target award for each of the NEOs, other than the CEO, is tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1)).
•The CEO’s target award is 80% tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1)) and 20% tied to achievement of pre-established individual performance goals based on the four pillars of the Company’s Stand and Deliver strategy: (i) lead wireless connectivity around the globe, (ii) innovate for a mobile future, (iii) drive efficiency throughout the industry and (iv) grow our assets and capabilities to meet customer needs.
•Vesting of our PSUs is determined by achievement of pre-established goals for cumulative Consolidated AFFO per Share(1) and average ROIC(1) for a three-year performance period.
•We provide equity vesting upon a change of control only upon a termination of employment (a “double-trigger”), with no tax gross-ups.
•Our retirement and welfare benefits are consistent for all employees, with no pension or deferred compensation plans for executive officers and limited perquisites.
•Our annual performance incentive awards and long-term, equity-based awards have terms that, in certain circumstances, allow us to “claw back” cash and shares received pursuant to such awards or require the payment of gains realized upon disposition of such shares.
•Our stock ownership guidelines require each executive to own a number of shares at a multiple of his or her annual base salary (six times base salary for our CEO and three times base salary for our other executive officers who report directly to our CEO), and each executive is required to retain at least 50% of shares net of tax obligations until he or she meets the ownership requirements.
•We conduct a risk review of our compensation programs each year to determine if any elements of the programs create an inappropriate level of risk.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote, we encourage all stockholders to vote their shares on this matter, as the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive-compensation decisions.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Proposal 4 Stockholder Proposal to Require Periodic Reports on Political Contributions and Expenditures
Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owner of at least 100 shares of Common Stock, has notified us that she intends to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponent’s statements below. The Board of Directors unanimously recommends that you vote AGAINST this proposal.
STOCKHOLDER PROPOSAL:
Proposal 4 — Political Disclosures
Resolved: Shareholders of American Tower Corporation ("American Tower" or "Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:
1. Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct  or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2. Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner  described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As long-term shareholders of American Tower, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."
Relying on publicly available data does not provide a complete picture of the Company's electoral spending. For example, the Company's payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including MasterCard Inc., Intuit Inc., and Salesforce.com, Inc., which present this information on their websites.
Proposals on this topic at Alliant Energy and Cognizant Technology Solutions passed last year, despite board opposition. The Company's Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.
Increase Long-Term Shareholder Value
Vote for Political Disclosures - Proposal 4
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 4 STOCKHOLDER PROPOSAL TO REQUIRE PERIODIC REPORTS ON POLITICAL CONTRIBUTIONS AND EXPENDITURES

Board's Statement in Opposition
The Board of Directors has carefully considered the foregoing stockholder proposal and unanimously recommends that stockholders vote “AGAINST” this proposal. This position was supported by our stockholders at the 2019 Annual Meeting of Stockholders, when approximately 65% of the shares voted were cast against an almost identical proposal by the same proponent.
Our policies prohibit the use of corporate funds or assets to participate in any campaign, election or referendum.
Our Code of Conduct, which can be found in the “Corporate Responsibility—Ethics” section of our website, clearly states that as a matter of policy, we do not make political contributions in support of any party or candidate in any election, whether federal, state or local. In addition, our Code of Conduct prohibits any employee or Director from directing or requiring any other employee or Director to contribute to any political party, cause, organization or candidate. Further, as a matter of policy, we do not have, nor do we believe it is necessary to establish, a Political Action Committee (PAC). Consistent with these policies, we also do not use corporate funds to support “Super PACs” or political organizations known as “Section 527 organizations.” Accordingly, producing semi-annual reports on this topic would constitute a meaningless compliance burden for us and would not be a productive use of company resources.
Our industry group and trade association memberships serve multiple objectives.
We participate in certain industry groups and trade associations as a business strategy to ensure that the interests of our stakeholders are appropriately represented. Our memberships provide us with insight into core issues for the industry, the opportunity to share expertise that leads to more efficiency and long-term success and the ability to build a consensus among organizations with similar interests and advocate in favor of those interests that support an efficient, healthy and competitive industry. American Tower does not join industry groups and trade associations to advance political purposes, and our memberships do not represent our agreement with all of the positions or views of such organizations. In addition, industry groups and trade associations operate independently from us, and we do not individually direct how dues are utilized. Thus, disclosure of our dues would not provide our stockholders with a greater understanding of our business, initiatives or values, and instead may result in misunderstanding as to what our strategic priorities are, thus placing us at a competitive disadvantage. We believe reporting those dues would not provide meaningful disclosure, could be potentially misleading as the Company may not agree with every position taken by those organizations and would be susceptible to misuse.
We have practices in place to ensure appropriate disclosure and oversight.

The Board regularly receives governmental affairs briefings, including updates from our public affairs group and information on changes to regulatory landscape. In an effort to provide greater transparency to our stockholders, we also took the following steps subsequent to last year’s annual meeting:
•We enhanced our disclosure and created a new page on our website entitled “Public Policy” under the “Investor Relations” section. The enhanced disclosure includes a list of key industry groups and trade associations to which we belong and specifies our policy to decline to pay trade associations for special assessments for political spending.
•We established a global public affairs committee composed of senior leaders from our regions to monitor and assess all industry group and trade association memberships, as well as the related dues and expenditures. This committee meets on an annual basis to conduct a cost-benefit analysis of each membership.

In addition, we are subject to federal, state and local lobbying registration and public disclosure requirements. For example, we file quarterly reports with the United States House of Representatives and Senate that disclose our lobbying activities and total amounts expended, and these reports are publicly available at http://lobbyingdisclosure.house.gov/. Any consultants that lobby on our behalf also file those quarterly reports. We have effective reporting and compliance procedures in place to closely monitor and appropriately record our expenditures. As a result, the report requested by this proposal is not necessary.
For the reasons discussed above, the Board believes that this proposal is not in the best interests of the Company or its stockholders.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 4 STOCKHOLDER PROPOSAL TO REQUIRE PERIODIC REPORTS ON POLITICAL CONTRIBUTIONS AND EXPENDITURES
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.

The Board of Directors unanimously recommends that you vote AGAINST the proposal.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Proposal 5 Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting
John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278, the beneficial owner of at least 100 shares of Common Stock, has notified us that he intends to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponent’s statements below. The Board of Directors unanimously recommends that you vote AGAINST this proposal.
STOCKHOLDER PROPOSAL:
Proposal 5 - Special Shareholder Meeting Improvement
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of I0% of our outstanding common stock the power to call a special shareholder meeting.
This proposal includes the removal of the current exclusion from participation in calling for a special meeting that applies to all shares owned for less than one continuous year.
This proposal does not impact our board's current power to call a special meeting.
Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.
Scores of Fortune 500 companies allow a more practical 10% of shares to call a special meeting compared to the current next-to-impossible American Tower version in regard to shareholders calling a special meeting.
The current stock ownership threshold of 25% combined with the disqualification of all shares held for less than one continuous year can mean that 75% of shareholders must be contacted during a short window of time to simply call a special meeting. One-third of the 75% of shares could be disqualified due to stock ownership of less than one-year. Another third of the 75% could be disqualified because of a paperwork error or an inadvertent sale of stock that management will have a sharp eye for.
This proposal topic won 46%-support at the 2016 American Tower annual meeting. This 46% support represented majority support from the American Tower shares that have access to independent proxy voting advice.
After a 45%-vote (less than a majority vote) for a shareholder proposal The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019.
Perhaps BK is starting a new trend in recognizing that a 45%-vote represents a majority vote from the shares that have access to independent proxy voting advice.
Since special shareholder meetings allow shareholders to vote on important matters, such as electing new directors, adoption of this proposal might accelerate refreshment for our Board of Directors. For instance our Lead Director, Pamela Reeve, had 17-years long-tenure - the longest tenure on the Board. Long tenure erodes the independence of a director and independence is the greatest attribute in a director - especially a director who is elevated to the position of Lead Director. And Robert Hormats is one of 2 directors beyond age 73.

Please vote yes:
Special Shareholder Meeting Improvement- Proposal 5
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 5 STOCKHOLDER PROPOSAL TO REQUIRE PERIODIC REPORTS ON POLITICAL CONTRIBUTIONS AND EXPENDITURES

Board's Statement in Opposition
The Board of Directors has carefully considered the foregoing stockholder proposal and unanimously recommends that stockholders vote “AGAINST” this proposal for the following reasons:
The current special meeting threshold, along with stockholders’ ability to act by written consent, protects against narrow or short-term interests, as well as the financial and administrative burdens associated with conducting a special meeting of stockholders. Moreover, the Company maintains a portfolio of strong governance practices and protocols that allow stockholders to communicate effectively with the Board and management and to hold them accountable.
We provide stockholders with the right to call a special meeting and act by written consent, the terms of which reflect the mainstream of current market practice. The current special meeting ownership threshold of 25% strikes the appropriate balance between providing stockholders with a meaningful right to call a special meeting while protecting against the risk that a single large stockholder or small minority of stockholders could trigger the misuse of Company resources on business items that may not reflect the interests of the Company and its broader stockholder base. Under Rule 14a-8 of the Exchange Act, stockholders with even minimal holdings can already present proposals, such as this one, at annual meetings. Furthermore, as of the end of February 2020, only approximately 25% of the 467 S&P 500 companies surveyed by FactSet provide stockholders with a special meeting right at a level below our current special meeting threshold.
Special stockholder meetings cost millions of dollars, demand significant attention from the Board and senior management, and can disrupt normal business operations. As a result, these meetings should be limited to when there are special or extraordinary events or when fiduciary, strategic or similar considerations dictate that a matter be addressed urgently. We continue to believe that either the Board, which has a fiduciary duty under the law to act in the best interests of the Company and its stockholders as a whole, or at least 25% of our stockholders should agree that a matter requires urgent discussion before a special meeting is called. If the proposal were adopted at the proposed threshold, a single large stockholder or a relatively small minority of stockholders, potentially with narrow or short-term interests and who has no duty to act in the best interests of the Company or its stockholders as a whole, would have the unilateral power to call special meetings, without regard to how the direct costs and other burdens might disrupt our business or impact the interests of our broader stockholder base.

We are committed to governance best practices and stockholder engagement.
We have long supported and continue to support various means for our stockholders to effectively communicate with the Board and management to hold them accountable, as we believe such communication is imperative to the success of our business. The following current governance policies and practices protect stockholder rights and ensure Board accountability without the expense and risk associated with a lower special meeting threshold:
•existing stockholders’ right to call special meetings
•existing stockholders’ right to act by written consent instead of a meeting
•a market-standard proxy access right for nominating directors
•annual election of all directors
•majority voting for directors
•no supermajority voting provisions
•annual say-on-pay vote

We also conduct robust stockholder engagement throughout the year in order to allow stockholders to provide feedback or raise important matters with the Board and management on an ongoing basis. Our leaders meet regularly with stockholders to discuss strategy, operational performance and governance. For additional information about the Company’s stockholder engagement program and actions it has taken in response to these discussions, please see page 33 of this Proxy Statement. We believe that this commitment to ongoing dialogue has resulted in a high level of support from our stockholders and has strengthened the relationship between our directors, management and stockholders.
For the reasons discussed above, the Board believes that this proposal is not in the best interests of the Company or its stockholders.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

PROPOSAL 5 STOCKHOLDER REGARDING THE OWNERSHIP THRESHOLD REQUIRED TO CALL A SPECIAL MEETING
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.

The Board of Directors unanimously recommends that you vote AGAINST the proposal.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Questions & Answers
Q. Why did I receive these proxy materials?
A. You received these materials because you were a stockholder as of March 23, 2020, the record date fixed by the Board, and are therefore entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the Annual Meeting, which will be held virtually on May 18, 2020.
Q. Why did I receive a Notice instead of a full set of proxy materials?
A. The SEC allows us to make this Proxy Statement and our Annual Report to Stockholders, which includes a copy of our Form 10-K, available electronically through the internet at www.proxyvote.com. On or about April 6, 2020, we mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report and for voting (i.e., submitting your proxy) over the internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you would like a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.
Q. When and where is the Annual Meeting being held?
A. The Annual Meeting will be held on Monday, May 18, 2020 at 11:00 a.m., Eastern Time. As part of our effort to maintain a safe and healthy environment at our Annual Meeting and after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and the Massachusetts Department of Public Health (mass.gov/orgs/department-of-public-health) regarding the COVID-19 outbreak, we have decided to hold the Annual Meeting virtually this year, as allowed by applicable law. We are sensitive to the public health and travel concerns our stockholders may have and restrictions and recommendations that public health and other governmental officials may issue. Note that the decision to proceed with a virtual-only meeting this year will not mean we will utilize a virtual-only format or any means of remote communication for future annual meetings.
Q. How do I attend the Annual Meeting?
A. You will be able to attend the Annual Meeting online through live audio webcast at www.virtualshareholdermeeting.com/AMT2020. You may login with your 16-digit control number included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials (if applicable).
You will be able to vote and submit live questions during the Annual Meeting online at  www.virtualshareholdermeeting.com/AMT2020, however, all live questions will be subject to time restrictions and we will do our best to accommodate as many as possible.
Q. What if I have trouble accessing the Annual Meeting virtually?
A. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 10:30 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/AMT2020.
Q. Who is entitled to vote at the Annual Meeting?
A. Holders of American Tower’s Common Stock at the close of business on March 23, 2020, the record date fixed by the Board, may vote at the Annual Meeting.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

QUESTIONS & ANSWERS
Q. How many votes may I cast?
A. Each share of Common Stock is entitled to one vote with respect to each of the matters submitted for vote. On March 23, 2020, there were 443,451,843 shares of Common Stock outstanding and entitled to vote.
Q. What constitutes a quorum for the Annual Meeting?
A. The presence, at the annual meeting or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 23, 2020 constitutes a quorum for the transaction of business at the Annual Meeting. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum. Attendance at the virtual Annual Meeting will be considered "present."
Q. What items will be voted on at the Annual Meeting, and what is the required vote to approve each item?
A. All stockholders are entitled to vote on the following proposals:
•Proposal 1—To elect to the Board of Directors the eleven nominees named in this Proxy Statement;
•Proposal 2—To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;
•Proposal 3—To approve, on an advisory basis, our executive compensation;
•Proposal 4—To consider a stockholder proposal to require periodic reports on political contributions and expenditures; and
•Proposal 5—To consider a stockholder proposal regarding the ownership threshold required to call a special meeting.
To be elected, a Director must receive an affirmative majority of votes cast—i.e., the number of “for” votes must exceed the number of “against” votes. Similarly, each of Proposals 2, 3, 4 and 5 also requires an affirmative majority of the votes cast. We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter, and therefore, they will have no effect on the outcome of the vote or any of the Proposals.
Although the advisory vote on executive compensation is non-binding, our Compensation Committee will consider and take into account the voting results when making future executive compensation determinations.
Q. Are there other items to be voted on at the Annual Meeting?
A. We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.
Q. How will proxies be voted at the Annual Meeting?
A. If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:
•Your broker or nominee will not have the authority to vote such shares with respect to Proposals 1, 3, 4 or 5 because the NYSE rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

QUESTIONS & ANSWERS
•Your broker or nominee will have the authority to vote such shares with respect to Proposal 2, because that matter is treated as routine under the NYSE rules.
Broker non-votes will be counted as present for purposes of determining the presence of a quorum.
If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2, 3, 4 and 5 and in accordance with the proxy holder’s judgment for any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.
Q. How do I cast a vote?
A. You may vote by any one of the following means:
•By internet. If you received a Notice about the internet availability of proxy materials, you may submit your proxy over the internet by following the instructions on the Notice. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy over the internet by following the instructions on the proxy card or voting instruction card.
•By telephone. You may submit your vote by telephone by following the instructions on the Notice or proxy card or voting instruction card if you received such materials by mail.
•By mail. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
• At the virtual Annual Meeting. You may vote at the Annual Meeting online at:  www.virtualshareholdermeeting.com/AMT2020.
Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted over the internet prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions provided as long as they are received in time for voting and not revoked.
Q. Can I change my mind after I vote?
A. Yes, you can change your vote at any time before the Annual Meeting. To revoke your proxy, you must:
•file an instrument of revocation with our Secretary, at our principal executive offices: 116 Huntington Avenue, Boston, Massachusetts 02116;
•mail a new proxy card dated after the date of the proxy you wish to revoke to our Secretary at our principal executive offices;
•submit a later-dated proxy over the internet in accordance with the instructions on the internet voting website; or
•attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/AMT2020. Please see "How do I attend the Annual Meeting?" and "How do I cast a vote?" for more information.
If your proxy is not revoked, we will vote it at the virtual Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the internet, as indicated on the submission.
Q. Where can I find the voting results after the Annual Meeting?
A. We will announce the preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

QUESTIONS & ANSWERS
Q. Who bears the cost of this proxy solicitation?
A. American Tower Corporation bears all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, fax, electronic transmission and personal interviews. We have retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of expenses. We will request brokers, banks, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Stock and will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.
Q. What do I need to do now?
A. You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider before voting.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Additional Information
Proposals of Stockholders
Pursuant to Rule 14a-8 of the Exchange Act, we must receive any stockholder proposal intended to be presented at our 2021 Annual Meeting of Stockholders by no later than December 8, 2020, if it is to be included in the proxy statement and form of proxy relating to the meeting. Any such proposal must also comply with the other requirements of Rule 14a-8.
Under the advance notice provisions in our By-Laws, if you want to submit a proposal for the 2021 Annual Meeting for presentation at the meeting pursuant to Delaware corporate law (as opposed to inclusion in the proxy statement under Rule 14a-8) or intend to nominate a person as a candidate for election to the Board directly, the Secretary must receive the proposal or nomination between January 19, 2021, and the close of business on February 18, 2021, which are 120 days and 90 days, respectively, before the one-year anniversary of the 2020 Annual Meeting.
If the 2021 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2020 Annual Meeting, the Secretary must receive any such proposal or nomination no earlier than the 120th day before the 2021 Annual Meeting and by the later of the close of business of (a) the 90th day before the 2021 Annual Meeting; or (b) the tenth day following the day on which the date of the 2021 Annual Meeting is first disclosed publicly by the Company. In addition, any proposals must comply with the other requirements of our By-Laws.
If you want to present a proposal before the 2021 Annual Meeting but do not wish to have it included in the proxy statement and proxy card, you must also give us written notice. Please address such correspondence to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If the Secretary does not receive your written notice on or before February 22, 2021, then proxies designated by the Board will have discretionary authority to vote on any such proposal.
Proxy Access
Under the proxy access provisions in our By-Laws, if you wish to nominate any person for election to our Board at the 2021 Annual Meeting, and have your nominee included in the proxy statement, the Secretary must receive your nomination notice between November 8, 2020, which is 150 days before the one-year anniversary of the issuance of this Proxy Statement, and December 8, 2020, which is 120 days before the issuance of this Proxy Statement.
If the 2021 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2020 Annual Meeting, the Secretary must receive your nomination notice by the later of (a) the 120th day before the 2020 Annual Meeting; or (b) the tenth day following the day on which the date of the 2021 Annual Meeting is first disclosed publicly by the Company.
Householding of Annual Meeting Materials
The SEC has also adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household even if two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce printing and mailing expenses associated with proxy materials and reduces the amount of duplicative information you might receive. Your consent will continue for as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time by writing or calling Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

ADDITIONAL INFORMATION
(800-542-1061). If you revoke your consent, we will begin sending separate copies within 30 days of receiving your revocation.
Some banks, brokers and other nominee record holders may participate in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Annual Report on Form 10-K
If you would like to receive, free of charge, a copy of our Form 10-K for the year ended December 31, 2019—as filed with the SEC, excluding exhibits—please write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

Thomas A. Bartlett President and Chief Executive Officer Boston, Massachusetts April 6, 2020

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

Appendix A
Definitions, Reconciliations to Measures under GAAP and Calculation of Defined Measures
Adjusted EBITDA is defined as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense.
Adjusted EBITDA Margin is defined as the percentage that results from dividing Adjusted EBITDA by total revenues.
Consolidated Adjusted Funds From Operations (Consolidated AFFO) is defined as Funds From Operations, as defined by the National Association of Real Estate Investment Trusts (Nareit FFO) attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures.
Consolidated AFFO per Share is defined as Consolidated AFFO divided by the diluted weighted average common shares outstanding.
International Pass-through Revenue is defined as the revenue the Company records as a result of the reimbursement of certain operating expenses by its tenants in several of its international markets. This includes markets in Latin America where the Company primarily passes through ground rent expenses, and in India and South Africa, where the Company primarily passes through power and fuel costs.
Nareit FFO Attributable to American Tower Corporation Common Stockholders is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests.
Net Debt is defined as total long-term debt, including current portion and finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio is defined as Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four).
Return on Invested Capital (ROIC) is defined as Adjusted EBITDA less maintenance capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation).
For more information regarding these measures, see “Non-GAAP Financial Measures” under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K.
AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

APPENDIX A
Reconciliation to Historical Results
Reconciliations to Historical Results(1)
($ in millions, except per share amounts. Totals may not add due to rounding)

Reconciliation of Net Income to Adjusted EBITDA	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018(1)	2019
Net income	$247	$374	$382	$594	$482	$803	$672	$970	$1,225	$1,265	$1,917
(Income) Loss from discontinued operations, net	(8)	(0)	—	—	—	—	—	—	—	—	—
Income from continuing operations	$239	$374	$382	$594	$482	$803	$672	$970	$1,225	$1,265	$1,917
Income from equity method investments	(0)	(0)	(0)	(0)	—	—	—	—	—	—	—
Income tax provision (benefit)	183	182	125	107	60	63	158	156	31	(110)	(0)
Other (income) expense	(1)	(0)	123	38	207	62	135	48	(31)	(24)	(18)
Loss (gain) on retirement of long-term obligations	18	2	—	0	39	3	80	(1)	70	3	22
Interest expense	250	246	312	402	458	580	596	717	750	826	814
Interest income	(2)	(5)	(7)	(8)	(10)	(14)	(16)	(26)	(35)	(55)	(47)
Other operating expenses	19	36	58	62	72	69	67	73	256	513	166
Depreciation, amortization and accretion	415	461	556	644	800	1,004	1,285	1,526	1,716	2,111	1,778
Stock-based compensation expense	61	53	47	52	68	80	91	90	109	138	111
ADJUSTED EBITDA	$1,181	$1,348	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745

Consolidated AFFO Reconciliation	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018(1)	2019
Adjusted EBITDA (from above)	$1,181	$1,348	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745
Straight-line revenue	(36)	(105)	(144)	(166)	(148)	(124)	(155)	(132)	(194)	(88)	(184)
Straight-line expense	27	22	31	34	30	38	56	68	62	58	44
Cash interest	(240)	(238)	(301)	(381)	(435)	(572)	(573)	(694)	(723)	(807)	(800)
Interest income	2	5	7	8	10	14	16	26	35	55	47
Cash paid for income taxes(2)	(40)	(36)	(54)	(69)	(52)	(69)	(64)	(96)	(137)	(164)	(147)
Dividends on preferred stock	—	—	—	—	—	(24)	(90)	(107)	(87)	(9)	—
Dividend to noncontrolling interest	—	—	—	—	—	—	—	—	(13)	(14)	(13)
Capital improvement capital expenditures	(33)	(31)	(61)	(75)	(81)	(75)	(90)	(110)	(114)	(150)	(160)
Corporate capital expenditures	(8)	(12)	(19)	(20)	(30)	(24)	(16)	(16)	(17)	(9)	(11)
Consolidated AFFO	$852	$953	$1,055	$1,223	$1,470	$1,815	$2,150	$2,490	$2,902	$3,539	$3,521
Divided by: Weighted Average Diluted Shares	406.9	404.1	400.2	399.6	399.1	400.1	423.0	429.3	431.7	443.0	445.5
Consolidated AFFO Per Share	$2.09	$2.36	$2.64	$3.06	$3.68	$4.54	$5.08	$5.80	$6.72	$7.99	$7.90
(1)These results are inclusive of the positive impacts of the Company’s settlement with Tata.
(2)Consolidated AFFO for 2015 excludes one-time cash tax charge incurred during the third quarter of 2015, as we do not believe it is an indication of operating performance.

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

APPENDIX A
Reconciliation to Historical Results

Return on Invested Capital(3)	2009	2010	2011	2012	2013(4)	2014	2015(4)	2016(4)	2017(5)	2018(5)	2019(5)
Adjusted EBITDA	$1,181	$1,348	$1,595	$1,892	$2,401	$2,650	$3,206	$3,743	$4,149	$4,725	$4,917
Cash Taxes	(40)	(36)	(54)	(69)	(114)	(69)	(107)	(98)	(137)	(172)	(168)
Maintenance Capital Expenditures	(33)	(31)	(61)	(75)	(81)	(75)	(124)	(159)	(115)	(150)	(160)
Corporate Capital Expenditures	(8)	(12)	(19)	(20)	(23)	(24)	(26)	(27)	(17)	(9)	(11)
Numerator	$1,100	$1,268	$1,462	$1,728	$2,183	$2,482	$2,948	$3,459	$3,880	$4,394	$4,579
Gross property and equipment	$5,621	$6,376	$7,889	$9,047	$10,844	$11,659	$14,397	$15,652	$16,950	$17,717	$19,326
Gross Intangibles	2,790	3,213	3,978	4,892	8,471	9,172	12,671	14,795	16,183	16,323	18,474
Gross Goodwill(6)	2,399	2,660	2,824	2,991	3,928	4,180	4,240	4,363	4,879	4,797	5,492
Denominator	$10,810	$12,249	$14,691	$16,930	$23,243	$25,011	$31,308	$34,809	$38,012	$38,837	$43,292
ROIC	10.2%	10.4%	10.0%	10.2%	9.4%	9.9%	9.4%	9.9%	10.2%	11.3%	10.6%
(3)Historical denominator balances reflect purchase accounting adjustments.
(4)2013 reflects Q4 2013 annualized numbers to account for full year impact of GTP transaction, 2015 reflects Q4 2015 annualized numbers to account for full year impact of Verizon transaction and 2016 reflects Q4 2016 annualized numbers to account for full year impact of Viom transaction.
(5)Adjusted to annualize impacts of acquisitions closed throughout the year.
(6)Excludes the impact of deferred tax adjustments related to valuation.

	2019
Property Revenue	$7,465
Pass-Through Revenue	$(994)
Property Revenue Excluding Pass-Through Revenue	$6,471

Net Leverage Ratio	4Q19
Total debt	$24,055
Cash and cash equivalents	1,501
Net debt	22,554
The quarter’s annualized (LQA) Adjusted EBITDA	4,870
LQA Net Leverage Ratio	4.6	x

AMERICAN TOWER CORPORATION 2020 PROXY STATEMENT

AMERICAN TOWER CORPORATION
116 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02116

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMT2020**

The meeting is online only. You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D04939-P38474

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Thomas A. Bartlett	☐	☐	☐
1b. Raymond P. Dolan	☐	☐	☐
1c. Robert D. Hormats	☐	☐	☐
1d. Gustavo Lara Cantu	☐	☐	☐
1e. Grace D. Lieblein	☐	☐	☐
1f. Craig Macnab	☐	☐	☐
1g. JoAnn A. Reed	☐	☐	☐
1h. Pamela D.A. Reeve	☐	☐	☐
1i. David E. Sharbutt	☐	☐	☐
1j. Bruce L. Tanner	☐	☐	☐
1k. Samme L. Thompson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020.	☐	☐	☐
3. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4 and 5:	**For**	**Against**	**Abstain**
4. To require periodic reports on political contributions and expenditures.	☐	☐	☐
5. To amend the bylaws to reduce the ownership threshold required to call a special meeting of the stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

D04940-P38474

AMERICAN TOWER CORPORATION
www.virtualshareholdermeeting.com/AMT2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Tower Corporation ("American Tower"), having received the Notice and Proxy Statement dated April 6, 2020, hereby appoints JAMES D. TAICLET and EDMUND DISANTO, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if present at the 2020 Annual Meeting of Stockholders to be held virtually on May 18, 2020 at 11:00 a.m., eastern time, at www.virtualshareholdermeeting.com/AMT2020 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 6, 2020.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). **IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.**

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side.